CONTRACT NUMBER:

AGR/C105/10

Between

SCS CORPORATION

and

AGR PEAK WELL MANAGEMENT LIMITED

for

THE PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

CONTENTS

SECTION I	FORM OF AGREEMENT

SECTION II	GENERAL AND SPECIAL CONDITIONS OF CONTRACT

SECTION III	REMUNERATION

SECTION IV	SCOPE OF WORK

SECTION V	HEALTH SAFETY AND ENVIRONMENT

SECTION VI	ADMINISTRATION INSTRUCTIONS

APPENDIX A	STANDARD GENERAL CONDITIONS OF CONTRACT FOR WELL SERVICES

APPENDIX B	HYDROCARBON PRODUCTION SHARING CONTRACT, WITH AMENDMENT NO. 1

APPENDIX C	OPERATING AGREEMENT DATED JANUARY 28, 2010

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

SECTION I - FORM OF AGREEMENT

This CONTRACT is made between the following parties:-

SCS Corporation of 12012 Wickchester Lane, Suite 475, Houston TX 77079, a wholly owned subsidiary of Hyperdynamics Corporation of 12012 Wickchester Lane, Suite 475,hereinafter called the COMPANY

and

AGR PEAK WELL MANAGEMENT LIMITED, a company registered in Scotland (Company No. SC189858) having its registered office at Union Plaza, 1 Union Wynd, Aberdeen AB10 1SL, hereinafter called the CONTRACTOR

WHEREAS:

1)	the COMPANY wishes that certain WORK shall be carried out, all as described in the CONTRACT; and

2)	the CONTRACTOR wishes to carry out the WORK in accordance with the terms of this CONTRACT.

NOW:

The parties hereby agree as follows:

1)	In this CONTRACT all capitalized words and expressions shall have the meanings assigned to them in this FORM OF AGREEMENT or elsewhere in the CONTRACT.

2)	The following Sections shall be deemed to form and be read and construed as part of the CONTRACT:

1.           Section I                  Form of Agreement
   Including Appendix 1 to Section I - Form of Agreement

2.           Section II                 a)           LOGIC  (formerly CRINE) General Conditions of Contract for Well Services Edition 2 - March 2001

   b)           Special Conditions of Contract

3.           Section III                Remuneration

Section I

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

4.           Section IV               Scope of Work

5.           Section V                 Health, Safety and Environment

6.           Section VI               Administration Instructions

7.           APPENDIX A         STANDARD GENERAL CONDITIONS OF CONTRACT FOR WELL SERVICES (i.e. LOGIC (formerly CRINE) General Conditions of Contract for Well Services Edition 2 - March 2001

8.           APPENDIX B         HYDROCARBON PRODUCTION SHARING CONTRACT, WITH AMENDMENT NO. 1

9.           APPENDIX C         OPERATING AGREEMENT DATED JANUARY 28, 2010

The Sections, including all appendices, shall be read as one (1) document, the contents of which, in the event of ambiguity or contradiction between Sections, shall be given precedence in the order listed with the exception that the Special Conditions of Contract shall take precedence over the General Conditions of Contract

3)	In accordance with the terms and conditions of the CONTRACT, the CONTRACTOR shall perform and complete the WORK and the COMPANY shall pay the CONTRACT PRICE.

4)	The terms and conditions of the CONTRACT shall apply from the date specified in Appendix 1 to this Section I – Form of Agreement which date shall be the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT.

5)	The duration of the CONTRACT shall be set out in Appendix 1 to this Section I – Form of Agreement.

6)
With regard to the sub-contracted elements of this CONTRACT, the parties hereby agree that the philosophy and/or intent of this CONTRACT is one of pass through, whereby the obligations and responsibilities of CONTRACTOR within its SUB- CONTRACTS shall pass through to COMPANY in accordance with the terms of the SUB-CONTRACTS and this CONTRACT.

Section I

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

The authorised representatives of the parties have executed the CONTRACT in duplicate upon the dates indicated below:

For and on Behalf of:	For and on Behalf of:

AGR PEAK WELL MANAGEMENT LIMITED	SCS CORPORATION

Signature:	Signature:

/s/ I. Burdis	/s/ Ray Leonard

Name: Mr I. Burdis	Name: Ray Leonard

Title: VP Well Mangement	Title: Chief Executive Officer

Date: November 30, 2010	Date: November 29, 2010

Section I

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

APPENDIX 1 TO SECTION I – FORM OF AGREEMENT

Section I - Form of Agreement

Clause 4	The EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT is 24 NOVEMBER 2010.

Clause 5
The duration of the CONTRACT shall, subject to Clause 23 of the General Conditions, be from the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT thereafter.  Rates contained herein shall be subject to review and agreement between the parties on the 14th October 2011 and shall be reviewed and amended as necessary by agreement between the parties, to cover any additional WORK and rate movements as may be required.

Section II -CRINE General Conditions of Contract

Clause 3.1(a)	The COMPANY REPRESENTATIVE is:

Michael Palmer

The CONTRACTOR REPRESENTATIVE is:

Mr I. Burdis – VP Well Management

Clause 4.5(b)	Materials and Equipment with no implied warranties etc. - TBA

Clause 5.1	The COMPANY designated heliport is: TBA as agreed between the COMPANY and the CONTRACTOR

The COMPANY designated supply base is: TBA as agreed between the COMPANY and the CONTRACTOR

Clause 10.1	The defects notification periods are:
Seven (7) days from completion of the element of the WORK defectively performed but in any event at least twenty four (24) hours prior to rig departure from the WELLSITE.

Clause 10.2	Limit of liability for defective WORK is: One million pounds sterling (£1,000,000)

Section I

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

Clause 10.4	Limit of liability for additional costs:

CONTRACTOR shall not be liable for additional costs.

Clause 13.5	Limit of liability for additional costs for suspension:

CONTRACTOR shall not be liable for additional costs.

Clause 13.8	The period of suspension is:

Except for the RIG CONTRACT (where suspension is deemed to be deleted since it is not applicable) fourteen (14) days.

Clause 14.3	Latest time for receipt of invoices is:

One hundred and eighty (180) days from the date of completion of the services.

Clause 14.5	The address for invoicing is:

SCS Corporation
12012 Wickchester Lane, Suite 475
Houston Texas, 77079

For the attention of: Accounts Payable

Clause 14.9	Interest rate per annum is:

Base Rate, as set out in Clause 14.9 in General Conditions, Appendix A, plus three (3) percent.

Clause 17.4	Rights shall vest in COMPANY and CONTRACTOR.

Clause 19.2(d)	This indemnity is given in respect of the following property and is subject to any exclusions or limitations specified below:

(i) Property directly affected by the WORK: third party facilities within the 500 metre zone

Section I

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

(ii) Other property: any and all such Other property: third party facilities within the 500 metre zone

(iii) For the purposes of Clause 19.2(d) only, consequential loss shall have the same meaning as ascribed thereto in Clause 21.

Clause 19.4	Limit of liability for pollution in respect of Clause 19.4 (c): “Mirrored” to reflect CONTRACTOR’s sub-contractor arrangements.

Clause 19.7	Depreciation rate per month of:

“Mirrored” to reflect CONTRACTOR’s sub-contractor arrangements.

Clause 19.10	Limit of liability for costs:

“Mirrored” to reflect CONTRACTOR’s sub-contractor arrangements.

Clause 20.2	Insurance by CONTRACTOR, the amounts are: Employer’s Liability £ 10,000,000 (Ten Million sterling) General Third Party £ 5,000,000 (Five Million sterling)

Clause 23.5	Limit of liability for additional costs of termination:

CONTRACTOR shall not be liable for additional costs.

Clause 23.6(c)	Limit of liability for additional costs of suspension and termination:

CONTRACTOR shall not be liable for additional costs.

Clause 23.7(a) (iii)	Additional Clauses and Special Conditions remaining in full force and effect shall be:

Section II Part B paragraphs 1.0 to 15.0.

Clause 23.8	Cumulative limit of liability for additional costs of suspension and termination:

CONTRACTOR shall not be liable for additional costs.

Section I

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

Clause 27.6	The addresses for the service of notices are:

	(i)	COMPANY:

SCS Corporation
12012 Wickchester Lane, Suite 475
Houston, Texas 77079

	(ii)	CONTRACTOR:

AGR PEAK WELL MANAGEMENT LIMITED Union Plaza
1 Union Wynd
ABERDEEN
AB10 1SL

Clause 28.1(b)	Resolution of Disputes: The nominees for Executive are

	(i)	Company:

Michael Palmer – VP Operations

	(ii)	Contractor:

I. Burdis – VP Well Management

Section I

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

SECTION II – GENERAL AND SPECIAL CONDITIONS OF CONTRACT

A.    GENERAL CONDITIONS OF CONTRACT

Subject to the provisions of this CONTRACT and in particular Part B below, LOGIC (formerly CRINE) General Conditions of Contract for Well Services - Edition 2 – March 2001, as attached hereto as Appendix A, shall apply and govern except as specifically modified by the following.

B.    SPECIAL CONDITIONS OF CONTRACT

1.	The following definitions shall be added to the Clause 1:

1.15	“GOVERNMENT” means the government of the Republic of Guinea and any political subdivision, agency or instrumentality thereof, including the Ministry, Minister and Government Oil & Gas Company.

1.16	“GOVERNMENT OIL & GAS COMPANY” means the oil and gas company formed by the Republic of Guinea for the purposes of the Contract under whatever name is eventually given to the company.

1.17
“JOINT OPERATING AGREEMENT” or “JOA” means the Operating Agreement dated January 28, 2010, between SCS and Dana Petroleum (E&P) Limited covering the PSC, attached as Appendix C, as subsequently amended.

1.18	“MINISTRY’ means the Ministry of Mines, Energy and Hydraulics of the Republic of Guinea. “MINISTER” means the Minister of the Ministry.

1.19	“PRODUCTION SHARING CONTRACT” or “PSC” means the Hydrocarbon Production Sharing Contract dated September 22, 2006 and amended May 10, 2010 and as subsequently amended between SCS and the Government.

Section II

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

1.20
“WILFUL MISCONDUCT” means an intentional, conscious or reckless disregard of good and prudent oil and gas field practice or of any of the terms of this CONTRACT in disregard of avoidable and harmful consequences but shall not include any act, omission, error of judgement or mistake made in good faith in the exercise of any function, authority or discretion vested in or exercisable by CONTRACTOR and which in the exercise of such good faith is justifiable by special circumstances including safeguarding of life, property or the environment and other emergencies.

2.	At the start of Clause 4.1 add the following:

“COMPANY shall remain as Operator of the PSC pursuant to the Joint Operating Agreement, and CONTRACTOR’s sub-contracted services and sub-contracted work hereunder shall be solely as agent for COMPANY as Operator.  Subject to the foregoing,”

3.	At the start of the second sentence of Clause 8.2 (a) add the following: -

“Where possible and/or appropriate,”.

4.	After the word “shall” in line two of Clause 8.2 (b) add the following:

 “where possible and/or appropriate,”.

5.	Delete paragraph one of Clause 14.3 and substitute:

“The CONTRACTOR shall be entitled to invoice COMPANY twice per month.”

6.	In the event of “Neutral Funding”:

Clause 14.6 - Delete paragraph one in its entirety and replace with the following:

“(i)        With respect to WORK performed directly by CONTRACTOR, within thirty (30) days from receipt of a correctly prepared and adequately supported invoice by the COMPANY at the address specified in the CONTRACT; and

(ii)         With respect to WORK performed by SUBCONTRACTORS, within fourteen (14) days from receipt of a correctly prepared and adequately supported invoice by the COMPANY at the address specified in the CONTRACT;

the COMPANY shall make payment in respect of such invoices as follows:”

Section II

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

7.	Add new sub-clause 10.7 as follows:

“For the purposes of this Clause 10 the CONTRACTOR shall not be liable to the COMPANY for the costs associated with helicopter transport of personnel between the shore-based heliport and offshore or for the costs of offshore accommodation and messing.”

8.	Add new Clause 31 – NON SOLICITATION OF CONTRACTOR EMPLOYEES AND CONSULTANTS

“During the term of this CONTRACT and for a period of six (6) months thereafter, the COMPANY agrees that it shall not make any offers of employment, seek to employ, nor employ any of the employees of CONTRACTOR or its holding company and the subsidiaries of its holding company or consultants or agents of the CONTRACTOR, who have been placed or seconded to work on the COMPANY’s account, without the prior written consent of CONTRACTOR. COMPANY shall pay CONTRACTOR a recruitment fee of fifty percent (50%) of the gross first year’s annual salary of such a successful recruit, regardless of whether or not CONTRACTOR has consented to the same.”

9.
COMPANY hereby agrees to indemnify, defend and hold harmless CONTRACTOR from and against any and all claims arising out of the performance of any of the third party supplier and contractor agreements entered into by CONTRACTOR for and on behalf of COMPANY except to the extent that such claim arises as a result of the WILFUL MISCONDUCT of CONTRACTOR.

10.	Early Termination Compensation:

8.1
Notwithstanding the provisions of Clause 23, Termination of the General Conditions of Contract, in the event that COMPANY elects to terminate CONTRACT Number: AGR/C105/10 for whatsoever reason, COMPANY shall be responsible for and shall save, indemnify, defend and hold harmless CONTRACTOR from and against all claims, losses, damages, costs (including legal costs), expenses and liabilities arising out of such termination. Also in the event of termination, COMPANY agrees to enter into agreements whereby CONTRACTOR’S rights and obligations, under the various contracts CONTRACTOR has entered into for and on behalf of COMPANY to perform the services hereunder, are assigned to COMPANY.

8.2
In the event the Contract is terminated by COMPANY, CONTRACTOR will invoice for services carried out to that date and for any commitments made on behalf of COMPANY, including termination fees.  Should a lump sum charge be applicable for the services being undertaken at CONTRACT cancellation, CONTRACTOR will invoice the full lump sum.

Section II

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

8.3
In the event of termination for convenience by COMPANY (i.e. termination without cause) and COMPANY enters into direct contracts for the Drilling Rig, Vessels and Third Party Services previously held by CONTRACTOR, then COMPANY shall reimburse CONTRACTOR a cancellation fee in the amount  of  USD$  500,000  (five  hundred  thousand  United  States  Dollars) based  upon  CONTRACTOR’s  exposure  in  terms  of  personnel  standby costs, unearned income/profit, administration and management charges. For the sake of good order, the aforementioned cancellation fee shall not be payable by COMPANY to CONTRACTOR in the event of termination of the CONTRACT prior to a commitment having been made to a drilling rig.

8.4
In the event that the full scope of work, as contemplated under this CONTRACT, is not subsequently required to be carried out by CONTRACTOR, then COMPANY and CONTRACTOR shall meet and agree fair and reasonable compensation in respect of CONTRACTOR’s time and effort expended during front end activities, that would normally have been recovered under the later operational recovery mechanism.

11.	The CONTRACT between the drilling rig contractor and CONTRACTOR will reflect that COMPANY are deemed to be part of the company group i.e. part of the CONTRACTOR Group

12.
CONTRACTOR shall be named as an additional assured on COMPANY’s insurance policies or COMPANY’s guarantor’s insurance policy, in respect of the obligations entered into with third party suppliers and contractors for and on behalf of COMPANY, wherein COMPANY’s insurers and underwriters or COMPANY’s guarantor’s and underwriters, waive all rights of subrogation against CONTRACTOR.

13.
In the event that CONTRACTOR is required, as a result of its tendering and/or negotiating  exercise  to  place  sub-contracted  services  for  COMPANY,  to  raise Letters of Credit in favour of certain sub-contractors in order to secure the provision of such services for and on behalf of COMPANY, then COMPANY shall reimburse CONTRACTOR any additional costs so incurred. Reimbursement of any additional costs shall be against fully documented CONTRACTOR sub-contractor requirements and subsequent CONTRACTOR Bank Charges.

14.
COMPANY hereby agrees that as an integral part of the contract between the Parties, COMPANY shall arrange, from a bank satisfactory to CONTRACTOR and COMPANY, for an Irrevocable Standby Letter of Credit (ISLOC) in favour of CONTRACTOR in the amount of the total estimated value of the CONTRACT. Such Letter of Credit shall facilitate partial draw down and be in place for the duration of the CONTRACT including subsequent finalisation of invoice payment. The ISLOC will require to be put in place by COMPANY in favour of CONTRACTOR, in a timely manner in order to satisfy payment dates identified in a CONTRACTOR generated commitment schedule that will reflect the total forecasted phased value of this CONTRACT. It is envisaged that a one or more ISLOC(s) will be put in place and topped up accordingly, so as to meet the milestone deadlines that will facilitate timely payments in accordance with the commitment schedule.

Section II

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

15.
For the sake of good order, CONTRACTOR confirms that in respect of the commitments made to third party suppliers and contractors on COMPANY’s behalf, that result in a differential between CONTRACTOR and its SUBCONTRACTORS, and the terms of the CONTACT between CONTRACTOR and COMPANY e.g. where lost-in-hole depreciation, limits of liability, late payment interest rate percentage charges, latest time for receipt of invoices, equipment loss or damage during transportation, etc. etc. are not replicated in CONTRACTOR’s SUB-CONTRACTS, then COMPANY shall be responsible for and shall save, indemnify, defend and hold harmless CONTRACTOR from and against all claims, losses, damages, costs (including legal costs), expenses and liabilities arising out of any such disparity.

16.
COMPANY shall be responsible for and undertakes that, all regulatory & statutory requirements/approvals for the WORK will be (or have been) implemented prior to the rig’s arrival and that COMPANY will be liable for and will indemnify, defend and hold CONTRACTOR harmless from and against any and all claims arising due to delays in the execution of the WORK and/or the offshore rig program, as a result of any regulatory/statutory omission/non-compliance.

17.	After the word "COMPANY" in line 10 of Clause 20.1 insert the word "GROUP".

18.	All rates and charges quoted in this CONTRACT, unless otherwise stated, are exclusive of the following Guinean Taxes:-

➢	Value Added Tax;

➢	Any withholding tax;

➢	Any tax, including local taxes, applicable in the jurisdiction of operation;

➢	Any import/export charges, fees or dues;

19.	Clause 15 is hereby supplemented by adding a new Clause 15.8 which reads as follows:

15.8
Notwithstanding anything in this CONTRACT to the contrary, COMPANY shall not be obligated to pay for the CONTRACTOR’s or any SUBCONTRACTOR’s income taxes or franchise taxes levied by any applicable governmental authority on income derived from this or related to this CONTRACT or otherwise.

Section II

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

20.
CONTRACTOR shall comply with the requirements of any government having jurisdiction over the WORK, and of the government having jurisdiction over the PSC, in relation to the contracting or supply of goods or services and the COMPANY shall reimburse the CONTRACTOR for any additional costs incurred related thereto.

21.	Throughout this agreement, unless made necessary by the particular usage or purpose in any provision, the term “United Kingdom” shall be replaced by the “Republic of Guinea.

22.	At the start of Clause 17.1 add the following:

“This Clause 17 and all its subparts shall be subject at all times to the provisions of Article 15 of the JOA and Article 19 of the PSC.  Subject to Article 15 of the JOA and Article 19 of the PSC

23.	Add a new Clause 4.14 that states:

CONTRACTOR shall treat all venture information, confidential information and proprietary information subject to and consistent with the COMPANY’s obligations under Article 15 of the JOA and Article 19 of the PSC.

Section II

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

SECTION III – REMUNERATION

The following is subject to the provisions set forth in Section IV, Scope of Work, for the definition of services to be provided by Contractor hereunder, which shall control in the case of any inconsistency with the following Section III. All CONTRACTOR charges will be based in US Dollars. CONTRACTOR has converted GBP based costs at a US Dollar exchange rate of 1.60. Both COMPANY and CONTRACTOR reserve the right to adjust the prices should the exchange rate move by +/- 3% to an agreed rate based on a quarterly average exchange rate from a reputable source.

1.	Project Management

The project management rate covers the following:

•	Time, as required, for the Project prior to operations covering the scope of work described herein.
•	Additional tasks required to be delivered by the Project Manager as requested by Hyperdynamics will be charged on a day rate basis.
•
Use of all AGR;s corporate engineering and project management software (P1TM, Eikos, Casing Seat, Stress Check, Well Plan Hydraulics, Well Plan Torque and Drag, Well Plan Drill Ahead, West, Navision, Cost Management).

•	Development of the Contract Management Plan.
•
In addition, a number of Contactor’s personnel shall be kept fully informed with regard to the project, in order that they can provide additional support and cover for personnel within the project team if required.

DESCRIPTION	RATE USD	INVOICED
Project Management	14,400/month	Monthly
Use of Proprietary software See Note 4	1,600/month	Monthly

1)	Exclusive of travel and subsistence where required.

2)	Monthly Project Management fee shall apply at the commencement of the project planning phase until two (2) months following completion of operation to allow for close out of the project.

Section III

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

3)	Monthly Project Management fee will only be invoiced and payable when work is actively being undertaken on behalf of COMPANY.

4)
As an option, CONTRACTOR is able to offer use by COMPANY, for the duration of this well project, the proprietary P1™ probabilistic well time and cost estimation and risk management software plus training for two COMPANY personnel. CONTRACTOR’s engineers will construct the base model from the well design and hold the controlled copy of the model and the associated cost estimates and AFEs. This will allow COMPANY to use the base model to carry out scenario planning and sensitivity analysis by changing the variables in the model without having to resort to CONTRACTOR engineering resources

2.	Fisheries and Marine Mammal Protection

COMPANY shall reimburse CONTRACTOR for all costs related to fisheries and marine mammal protection as set forth in the Well Planning Lump Sums Table under Specialist Third Party Studies. Any CONTRACTOR disciplines required in connection with the foregoing shall be reimbursed in accordance with Item 10 of Section III – Remuneration.

3.	Well Planning

All well planning activities are undertaken on the basis of agreed lump sums for those phases of the well planning, execution and close out that are completely within CONTRACTOR’s control.  The overall work scope has been split into a number of key areas, as described in the Scope of Work, with each item having a lump sum associated with it.  The synergies available due to implementing a continuous programme are taken into consideration in the charges.

Section III

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

Well Planning Lump Sums

DESCRIPTION	COST US$	COMMENTS

Assistance with the Regulatory Permitting	40,000/well	As per Clause 1 of Section IV

Environmental Impact Assessment and Oil Pollution Emergency Plan	Third Party Outsourced	As per Note 6) below

HSEQ Management System and Emergency Response System	52,800	One off charge per program - see notes below

Logistics and Procurement Strategy Development	16,000

Site Survey Co-Ordination	16,240	Per well if required

Geo Technical Survey Management	16,240	Per well if required

Rig contracting	See Item 10 of Section III

Services contracting	See Item 10 of Section III

Logistics Base Study	Day Rate Based (See Item 10 of Section III)	In-country fact finding trip and discussions with local legislators, vendors, suppliers and ER support

Section III

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

DESCRIPTION	COST US$	COMMENTS

Setting Up Logistics Base	736,000
Includes set up of all necessary local infrastructure and shipping and receipt of materials. This fee covers CONTRACTOR manpower costs. It does not cover any third party services, hardware or materials required to put a base in place. USD$400,000 has been budgeted for contracting and implementing local services.

Project Scoping	11,300	Initial Scoping and option screening phase for the project. Well objectives and functionality are defined. Per Well

Initial Well planning phase for the first well. This will be reduced by 55% for subsequent, analogous wells.	112,000	Per vertical, up to 30 degree inclination normally pressured and temperature (Non HPHT) WELL. See note 2 below.

Initial Well Test Planning Phase (Standard)	72,000	Per generic single zone tested. See notes below

Additional Test Zone	25% Uplift shall be applied to the Initial and Detailed Well and Well Test Lump Sum.

Section III

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

Detailed Well Design Phase (Drilling) for the first well. This will be reduced by 30% for subsequent, analogous wells.	120,000	Per vertical, up to 30 degree inclination normally pressured and temperature (Non HPHT) WELL. See notes below.

Detailed Well Test Design Phase for the first well	Standard 104,000	Per generic single zone tested. See notes below

Detailed Well Test Design Phase for subsequent analogous wells	48,000

Additional Test Zone	25% Uplift shall be applied to the Initial and Detailed Well and Well Test Lump Sum.

Sidetracks	30% Uplift shall be applied to the Initial Well, Detailed Well and Well Test Lump Sum.

Operations Preparation	104,000	Rig move preparation, logistics plan, pre-spud. One off charge. See notes below.

Operations close out at the end of the multi well program. One off charge.	See Item 5 of Section III	Rig move demobilization preparation, logistics plan for rental equipment return (assumes base is moth-balled & not fully decommissioned).

Specialist Third Party Studies	See Note 6) below.	Examples of such studies are as follows, but not limited to, 1) Riser analysis 2) Current Study 3) Casing Design 4) Well head Study

Security	Third party Security Advisor will be utilized. See Item 4 of Section III	Any additional work required by CONTRACTOR personnel will be charged on a day rate basis

Section III

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

1)	Exclusive of travel and subsistence where required.
2)	Initial well planning fee to be adjusted dependent upon the level of detail already carried out by COMPANY.
3)	Standard test type - single zone test, Wellhead Pressure < 5000psi, Gas clean up completion wells and sweet wells.
4)	Difficult test type - High flow rate (Gas rate > 30 MMscf/d or Oil rate >7,000 bbls/d), 5000 psi <Wellhead Pressure <8000psi, High H2S, Stimulation, Multi Zone DST, Underbalanced annulus well tests.
5)	Complex test type - High pressure / High temperature, Heavy Oil, Gravel Pack, Deep Water.
6)	Any specialist third party services for studies, analysis, products or specialist consultation shall be charged at a cost plus 10%.
7)	All rates quoted in this CONTRACT are exclusive of local value added tax, local taxes and/or withholding taxes unless where stated.
8)	Any approved cost for travel and subsistence on COMPANY approved business shall be recharged at cost, including any travel to and from the heliport supporting the rig operations.

4.	Rig and Service Contracting

CONTRACTOR will manage the contracting of all third party services required for COMPANY’s operations. Also pursuant to Section IV, Item 6 and Clause 8 of the General Conditions, whether or not held in the COMPANY’s name, CONTRACTOR will administer every service contract and invoice COMPANY twice monthly on a cost plus basis as per this Item 4. A fully competitive tendering exercise will be carried out, in line with applicable law. For the sake of good order any tendering activities, as a result of compliance with the foregoing statement, shall be reimbursed by COMPANY to CONTRACTOR at the day rates contained in Section III, Item 10. The Parties hereby confirm that COMPANY shall have the option to enter into contracts for the provision of the following services:

•	Mobile Drilling Rig;
•	In country (Guinea) contracts e.g. shorebase;
and CONTRACTOR shall hold the remaining third party service contracts in its name for and on behalf of COMPANY.

Section III

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

These charges are detailed below and are based upon CONTRACTOR being paid within fourteen (14) days of receipt of invoice by COMPANY in order to achieve a neutrally funded position with its SUB-CONTRACTORS. The third party charges will be invoiced on by CONTRACTOR in the same currency that the SUB-CONTRACTOR provides in order to remain in a currency exchange neutral position.

EXPENDITURE VALUE	UP TO $1MILLION	$1 MILLION - $3 MILLION	ABOVE $3 MILLION
Administration Charge – Neutral Funding	2.5%	2.0%	1.25%

5.	Operations Wrap-up

CONTRACTOR will carry out all activities necessary to close-out the operation, including return of all rental items, suitable storage of residual consumables and full financial/material reconciliations. A full set of well reports, inclusive of a lessons learnt database, will be generated for future reference. It is anticipated that these activities should conclude approximately three weeks after cessation of operations.

DESCRIPTION	RATE USD	INVOICED
Wrap-up dry hole	$130,133 per well
Wrap-up activities include logistics base shut-down, processing of final services invoices and final drilling/testing related well operations reporting, cost and equipment reconciliation. This includes the rig move demobilization preparation and a logistics plan for rental equipment return.

Wrap-up tested	$143,147 per well
Wrap-up completed	$157,461 per well
1)	All rates exclusive of travel and subsistence where required.
2)	Above wrap up lump sums are based upon execution of a 3 well programme. In the event there are only 2 wells then CONTRACTOR reserves the right to invoice an additional lump sum of USD $34,000.

Section III

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

6.	Performance Based Incentives

CONTRACTOR shall receive as an incentive 10% of the Gross Savings to COMPANY on the following costs:

-	A day rate for a semi submersible drilling rig below $450,000 per day.
-	Total mobilization/demobilization fees below $10 million per drilling rig
-	Helicopter fees below $25,000 per day exclusive of actual flying time.
-	Total helicopter mobilization/demobilization fees below $100,000.
-	Work boat fees per boat under $50,000 per day.
-	Total work boat mobilization/demobilization fees below $400,000 for each work boat

Gross Savings shall be calculated according to the following example:

-	COMPANY incentive day rate: $450,000
-	CONTRACTOR negotiated day rate: $400,000
-	Gross Savings to COMPANY: $ 50,000
-	CONTRACTOR Incentive (10%) $ 5,000 per day

7.	Travel Expenses

The cost of any COMPANY approved travel will be recharged at documented cost. Any inter-continental flights will be Business Class.

8.	Timesheets

Where applicable, CONTRACTOR is to submit monthly timesheets for COMPANY’s approval.

The timesheets are to be signed by the appropriate employee and approved by the CONTRACTOR Representative prior to submission to COMPANY.

Fully approved timesheets will be attached to and submitted with all personnel invoices.

9.	Taxes

The rates and charges quoted are exclusive of Guinean VAT, unless specifically stated otherwise. COMPANY shall be responsible for the payment of any and all of CONTRACTOR’s VAT, withholding tax, local taxes, should it be applicable in connection with the execution of the scope of WORK, including any penalties, levies, fines or such charges.

Section III

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

10.	Day Rates

The day rates applicable for CONTRACTOR personnel in support of the project are set out below.  These rates have been used to calculate the monetary value of each CTR.  Onshore day rates are based on a minimum of eight (8) hours per day however CONTRACTOR's personnel may be required to support operations requirement which shall necessitate, at times, hours in excess of eight (8) hours per day.  No overtime shall apply for hours in excess of eight (8) hours per day.

DAY RATE (USD)
Discipline	Onshore (UK)	Offshore (Guinea)	Onshore (Guinea)
Operations Manager	$2,080	$2,240	$2,240
Well Test Engineer	$1,600	$1,680	$1,680
Completions Engineer	$1,440	$1,600	$1,600
Offshore Materials Manager	n/a	$1,040	$1,040
Well Site Geologist	n/a	$1,440	$1,440
Project Manager	$2,080	$2,240	$2,240
Drilling Superintendent	$1,920	$2,463	$2,463
Logistics Superintendent	$1,040	$1,312	$1,312
Well Team Leader	$1,920	$2,463	$2,463
Senior Drilling Engineer	$1,600	$1,848	$1,848
Operations Drilling Engineer	$1,200	$1,440	$1,440
Senior Test Engineer (PE)	$1,760	$1,920	$1,920
Day Drilling Supervisor	n/a	$2,560	$2,560
Night Drilling Supervisor	n/a	$2,080	$2,080
Operations Accountant	$720	$800	$800
Technical Assistant	$480	$538	$538
HSEQ Engineer	$1,120	$1,280	$1,280
Contracts Manager	$1,392	n/a	n/a
Completions Engineer	$1,600	$1,760	$1,760
Subsea Engineer	$1,600	$1,760	$1,760
Supply Base Supervisor / Manager	$1,176	$1,200	$1,200
Production Technologist	$1,760	$2,000	$2,000
Information & Computer Technology (ICT) Engineer	$1,120	$1,280	$1,280

Section III

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

1)
Commences on the day that the rig is taken on contract for and on behalf of COMPANY from the previous Operator or stack location for COMPANY and ends on the day that the rig is released from contract for and on behalf of COMPANY to the next Operator or stack location.

2)	Invoiced according to timesheets approved by CONTRACTOR Project Manager, or delegate i.e. Team Leader, including mobilisation and de-mobilisation time (1+1 days).
3)	All rates exclusive of travel and subsistence where required
4)
Retainer Rate: If at any time during this project for reasons outwith the control of CONTRACTOR, CONTRACTOR personnel are not being utilised under this CONTRACT, and COMPANY requires to retain such personnel, a mutually agreed Retainer Rate per man per day ($/day) will be applied e.g. if there is a gap after all the scheduled planning work has been completed and there is a delay in the rig arrival.  CONTRACTOR shall use all reasonable endeavours to redeploy such personnel.

5)	Dayrate for ICT Engineer excludes any associated equipment and shipping costs re-chargeable at cost plus 10%.

Section III

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

SECTION IV – SCOPE OF WORK

CONTRACTOR will provide a full well project management service in support of COMPANY’s exploration/appraisal/development drilling programme for the drilling of two (2) wells and a contingent third (3rd) well with an estimated duration of sixty (60) days each. The workscope is summarised below and has been split into phases. All work will be carried out according to CONTRACTOR's established Business and Technical Procedures, accredited to ISO 9001:2000 in the United Kingdom.

Subject to Item 6 below and Clause 8 of the General Conditions in Appendix A, the COMPANY shall have and maintain at all times the right to receive notice of and give approval to the use or selection of any subcontractor or third parties providing services of any type or manner to COMPANY. Such option to receive notice and grant approval shall be in accordance with Section IV scope of work Item 6B.

Subject to Clause 4 of the General Conditions in Appendix A as modified by Clause 2 of the Special Conditions in Section II, the COMPANY shall remain as Operator of the PSC pursuant to the Joint Operating Agreement, and CONTRACTOR’s services and work hereunder shall be solely as agent for COMPANY .

The Parties hereby confirm that COMPANY shall have the option to enter into contracts for the provision of the following services:

•	Mobile Drilling Rig;
•	In country (Guinea) contracts e.g. shorebase;

and CONTRACTOR shall hold the remaining third party service contracts in its name for and on behalf of COMPANY.

1.	Republic of Guinea Representation & Regulatory Permitting
CONTRACTOR will work with COMPANY and if required represent COMPANY in the Republic of Guinea with regard to all relationships with industry authorities and partners. This will include all permit applications, consents, formal reporting, partner representation and well examination (if required). All such work will be undertaken at CONTRACTOR’s offices in Aberdeen.

2.	Project Management

Subject to Clause 8 of the General Conditions in Appendix A, the COMPANY retains the right at all time to be notified of and approve the CONTRACTOR’s services in regard to: (1) all subcontractors and third-party suppliers of goods and services; (2) the preparation of plans; and (3) the terms of any agreements with all subcontracts and third-party suppliers. Such option to receive notice and grant approval shall be in accordance with Section IV scope of work Item 6B.

Section IV

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

A Project Manager will be assigned who will co-ordinate all activities associated with the COMPANY’s programme, particularly in regard to management of CONTRACTOR’s personnel and interfaces with COMPANY (management, asset team etc).  The Project Manager will prepare a contract management plan (CMP), which will be approved by COMPANY’s management.  This CMP will govern how the project shall be undertaken and will be a key document in regard to project management and progress reporting. The Project Manager will also have the responsibility of ensuring all work is carried out as per the CMP.  The Project Manager will report directly to COMPANY’s Representative.
The Parties hereby confirm that COMPANY shall have the option to enter into contracts for the provision of the following services:

•	Mobile Drilling Rig;
•	In country (Guinea) contracts e.g. shorebase;

and CONTRACTOR shall hold the remaining third party service contracts in its name for and on behalf of COMPANY.

3.	HSEQ Management System and Emergency Response Procedures

CONTRACTOR will review the relevant management systems of COMPANY and the chosen drilling contractor prior to preparing bridging documentation to cover the project.

A set of project specific Emergency Response Procedures will be formulated on behalf of COMPANY, together with all necessary bridging documentation. The emergency response procedures will be utilized throughout all operations. An Emergency Response desktop exercise will also be arranged to test arrangements prior to operations. The Emergency Response Procedures shall incorporate and utilize to the extent possible OHSAS 18001:2007 – Health & Safety Management.

4.	Site and Geo Technical Survey Management and Co-Ordination

A site and Geo Technical survey will be required at all proposed drilling locations.  The exact requirements will be dependent upon existing site survey data available for the blocks and the specific requirements of the chosen drilling contractor and their insurance underwriter.  CONTRACTOR will manage all aspects involved including workscope definition, site survey vessel contracting and onsite supervision/QA/QC.

Section IV

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

5.
Fisheries and Marine Mammal Protection  If COMPANY supplies an experienced fisheries and marine mammal representative for services in regards to wildlife protection (the “Wildlife Representative”), CONTRACTOR shall take all actions necessary to accommodate the Wildlife Representative and to cooperate in the representative’s performance of such services as may be directed by COMPANY. COMPANY shall reimburse CONTRACTOR for any additional costs so incurred.

6.	Rig and Service Contracting

A.	COMPANY’s right to review and approve all contracts and hold in its own name; CONTRACTOR duty to administer contracts.

Whether or not held in the COMPANY’s name, CONTRACTOR will administer every Third Party Contract and invoice COMPANY twice monthly on a cost plus basis as per Section III-Item 4. The Parties hereby confirm that COMPANY shall have the option to enter into contracts for the provision of the following services:

•	Mobile Drilling Rig;
•	In country (Guinea) contracts e.g. shorebase support services;

and CONTRACTOR shall hold the remaining third party service contracts in its name for and on behalf of COMPANY.

B.	Contracting and Contract Management.

It is CONTRACTOR’s intention, as far as possible, to utilise its existing contracts with well service contractors which were put in place in 2005 as a result of a competitive tendering exercise (the “Existing Contracts”).  These contracts are currently being renegotiated and re-validated against current market conditions and, through a benchmarking process, the legitimacy of the proposed rates are being assured.  To the extent that CONTRACTOR desires for any third-party supplier or subcontractor to provide supplies or render services based on one or more of the Existing Contracts, CONTRACTOR hereby agrees and acknowledges that any such Existing Contract must be approved by the COMPANY in accordance with the terms of this CONTRACT.

Section IV

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

However, where COMPANY requires or where CONTRACTOR do not have a suitable Existing Contract, CONTRACTOR will carry out a tender exercise to select a suitable contractor.  Such tendering activities may take in the region of six (6) weeks to complete from contracting strategy through to contract award.  Where necessary, it may be possible to reduce this timeline. (Reference Item 4, Rig and Service Contracting Section III.)

The decision as to whether CONTRACTOR can utilise its existing contracts or carry out a tender exercise will form part of the contracting strategy and will be subject to COMPANYs’ approval.  This may, in some cases, result in a sole source negotiation.

With respect to the drilling rig contract, a tender exercise will be carried out to identify the most suitable commercially and technically acceptable drilling rig available; It is anticipated that this exercise could be completed within a six (6) to eight (8) week period from preparation of the contract strategy, dependent upon the market response and the availability of appropriate drilling rigs; provided however that CONTRACTOR shall use all reasonable efforts to complete tendering activities in any specific time period as instructed by COMPANY from time to time.

With respect to the fixed wing, helicopter, vessels and warehouse services, where required, a tender exercise will be carried out to identify the most suitable commercially and technically acceptable contractor; It is anticipated that this exercise could be completed within a six (6) week period from preparation of the contract strategy through to contract award; provided however that CONTRACTOR shall use all reasonable efforts to complete tendering activities in any specific time period as instructed by COMPANY from time to time.

If timing and individual company drivers allow, CONTRACTOR will include COMPANY’s programme in a continuous multi-operator programme.  The majority of third party contracts to support this work are already in place having been competitively bid in early 2005 against a significant planned workscope and awarded on a two (2) year primary term; provided however, to the extent that CONTRACTOR desires for any third-party supplier or Subcontractor to provide supplies or render services based on one or more of the Existing Contracts, CONTRACTOR hereby agrees and acknowledges that any such Existing Contract must be approved by the COMPANY such approval shall be deemed to have been granted by the COMPANY upon signature of the contracting strategy delivered in accordance with Section IV scope of work Item 6B, in accordance with the terms of this CONTRACT. The following work was undertaken to place these contracts in the first instance and will be undertaken in regard to placing and managing any contracts not already placed:

Section IV

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

➢	Preparation of contracting strategy

➢	Full compliance with European Union procurement directives

➢	Utilisation of First Point Assessment Limited (FPAL)(1)

➢	Pre-Qualification exercises where necessary

➢	Preparation of ITT’s

➢	Evaluation of all submissions

➢	Preparation and execution of contracts

➢	Technical and HSEQ audits of contractors

➢	Operational management of contracts

➢	Implementation of invoice tracking system

➢	Implementation of project specific cost control system

➢	Processing of invoices

➢	Payment of invoices

➢	Resolution of disputes

7.	Contract Preparation

This is the initial phase of the contract wherein the parties will agree the well objectives, establish the final scope of work and agree the mechanisms to be used to govern the execution of the project. The primary deliverable will be the Contract Management Plan which will include:

➢	Defined and prioritised project objectives

➢	Resource plan

➢	Contracting requirements and supporting contracts

➢	Review of client management system

➢	Preparation of project specific organigrams

➢	Preparation of CMP

Section IV

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

8.	Project Scoping

It is envisaged that a certain amount of work shall be required to develop the well design to a state where robust and formal planning can commence. In conjunction with CONTRACTOR, COMPANY is responsible for generating a comprehensive and approve pre-drilling data package.  This document shall demonstrate that CONTRACTOR planned designs meet COMPANY objectives.

9.	Initial Well Planning

The key deliverable from the Initial well planning phase is the Design Rationale Document (DRD). This document presents the recommended well design by CONTRACTOR and is approved by COMPANY. An initial well cost estimate will be generated which will allow approvals to be sought for financial commitments. There will be considerable interaction between CONTRACTOR and COMPANY during this phase to ensure that objectives are fully understood. Deliverables from the Initial Well Planning Phase, that will be captured in the Design Rationale Document (DRD) and additional stand alone documents are:

➢	Well Objectives derived from COMPANYs’ Basis for Well Design

➢	Offset data review

➢	Pore Pressure Fracture Gradient Prognosis (COMPANY provided)

➢	Preliminary well design

➢	Preliminary casing design. Third Party Specialists will be used for complex casing design if required.

➢	Preliminary drilling fluids programme

➢	Preliminary directional and surveying programme

➢	Preliminary formation evaluation programme

➢	Initial probabilistic well model generated from P1™(10 P1 Model iterations are included in this phase of planning lump sum)

➢	Well cost estimate output in AFE format

➢	Process flow maps for all phases of the operation

➢

Section IV

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

10.	Initial Well Test Planning (if required)

COMPANY may request CONTRACTOR to generate an initial well test basis of design document for approval by COMPANY. This document will demonstrate that CONTRACTOR’s planned well test design and programme will meet COMPANY’s Basis for Well Test Design. The document will contain the following information:

➢	Well Test Objectives derived from COMPANY’s Basis for Well Test Design

➢	Preliminary well test design

➢	Initial probabilistic well model generated from P1™

➢	Well test cost estimate output in AFE format

➢	Process flow maps for all phases of the operation

14.	Detailed Well Design

This phase of the work will build on the preliminary well design work and complete all detailed engineering work. This detailed engineering will comprise not only the standard work such as hydraulics design, drill string design etc. but also a review of all opportunities to enhance performance on the well. CONTRACTOR places great importance on this opportunity evaluation phase and in P1™ has the most powerful process in the industry for facilitating such option selection decisions. Also a full risk assessment will be carried out for each well, again utilising P1™, in order to fully understand exposure and be in a position to focus engineering effort in regard to risk mitigation.

On completion of detailed engineering work a detailed drilling programme will be generated for approval by COMPANY, which will consist of the following:

•	Well Summary

•	Well Objectives

•	Basic Well Data

•	Drilling Time Curve

•	Geological background (provided by COMPANY)

•	Formation Evaluation Program (provided by COMPANY)

Section IV

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

•	Detailed casing design (Third Party contractor may be used depending on well complexity)

•	Drilling Procedures (by hole section)

•	Directional Surveying Summary

•	Mud Summary program

•	Cement Summary

•	Bit and Hydraulics Program

•	Casing Specification Sheet

•	Offset Well References

•	Contact names and addresses

Additionally, the final AFE level cost estimate will be generated following the completion of the P1™ modelling work. Five (5) P1 generated AFE revisions are included in the lump sum. A full DWOP (drill well on paper) exercise will be held for the programme.

15.	Detailed Well Test Design

A full well test design will be carried out and a detailed operational programme generated. CONTRACTOR will undertake a full test HAZID and will utilise P1™ to facilitate management of risks and opportunities. Specific deliverables shall be:

➢	Equipment Specification

➢	Artificial Lift Design

➢	Well Specific Procedures

➢	Offset Well References

➢	Equipment Selection

➢	Detailed Equipment Layouts

➢	Data Gathering and sampling requirements

Section IV

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

18.	REPUBLIC OF GUINEA Representation/Permitting with regard to Environmental Impact Assessment

Subject to Clause 1, above, CONTRACTOR will undertake the preparation of all statutory permits, applications, notifications and reports to the Ministry, including any that are needed for or involved with an Environmental Impact Assessment that shall be required.

19.	HSE Management System

Subject to Clause 3, above, CONTRACTOR will prepare the following documentation and carry out the following activities ahead of the commencement of well operations:

➢	Prepare the Management System Interface Document (MSID - bridging document) which will cover, inter alia:-
o	HSE Management during the various stages of the execution of the WORK; and
o	Well Control Contingency Planning;

➢	Prepare the Emergency Response & Security Plan (ERP)

➢	Rig audit

➢	Carry out an emergency response exercise.

20.	Reporting Systems

CONTRACTOR  will  set  up  a  full  reporting  system  for  the  project.  Specific deliverables will be:

➢	Prepare and publish key performance indicators

➢	Prepare the well site reporting system

➢	Prepare the Partners reporting system

➢	Prepare loss reporting

➢	Prepare cost tracking and reporting

➢	Arrange computer facilities

Section IV

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

21.	Operations Preparation

CONTRACTOR will undertake all activities necessary prior to commencing operations including rig move preparation, setting up the logistics base, preparing reporting systems and holding the pre-operations meetings.

22.	Operations Management

CONTRACTOR will supply a full well management operations team to supervise all drilling, well testing and completions operations. This team will comprise of:

•	Project Manager

•	Well team Leader/Drilling Superintendent

•	Senior Drilling Engineer

•	Operations Drilling Engineer

•	Materials and Logistics Superintendent

•	Operations Accountant

•	Logistics Base Supervisor

•	Senior Drilling Supervisor

•	Night Drilling Supervisor

•	Offshore Materials Manager

•	HSEQ Supervisor

•	Wellsite Geologist

•	Senior Well Test Engineer(PE)

CONTRACTOR shall provide the COMPANY with a list of all CONTRACTOR’s personnel who will be assigned to providing services hereunder, including a description of their relevant professional and work experiences.

23.	Operations Wrap-up

CONTRACTOR will carry out all activities necessary to close-out the operation, including return of all rental items, suitable storage of residual consumables and full financial/material reconciliations. A full set of well reports, inclusive of a lessons learned database, will be generated for future reference. It is anticipated that these activities should conclude approximately eight (8) weeks after cessation of operations.

Section IV

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

SECTION V – HEALTH, SAFETY AND ENVIRONMENT

1.	MANAGEMENT OF HEALTH, SAFETY AND ENVIRONMENTAL PROTECTION

1.1	Health, Safety and Environmental Policies

The CONTRACTOR shall have and/or implement a Health, Safety and Environmental Policy (“HSE Policy”) which is compatible with COMPANY “Statement of Policy on Health, Safety and the Environment” as amended from time to time, and shall where relevant ensure that sub-contractor’s HS&E policies are also compatible with the above mentioned policies. This HSE Policy shall be implemented in full cooperation with the HSE consultant of COMPANY’s choosing, which shall report directly to COMPANY throughout the period of Work. The HSE Policy shall incorporate and utilize to the maximum extent possible OHSAS 18001:2007 – Health & Safety Management.

1.2	Compliance

The CONTRACTOR shall have arrangements to manage compliance with all relevant statutory provisions and additional Health, Safety and Environmental obligations imposed by this CONTRACT.

1.3	Health, Safety and Environmental Procedures

The CONTRACTOR’S Health, Safety and Environmental Management System shall include a comprehensive set of working procedures for the control and implementation of Health, Safety and Environmental aspects such as, but not limited to:

➢	Supply and use of Personal Protective Equipment

➢	Risk Assessment

➢	Medical / First Aid Facilities

➢	Incident Reporting, Investigation and Analysis

➢	Emergency Response

➢	Safety Training

➢	Waste Management

Section V

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

➢	Drug and Alcohol Policy

1.4	Environmental Protection

The CONTRACTOR’S Environmental Policies shall where applicable be compatible with COMPANY’S “Statement of Policy on Health, Safety and the Environment” as amended from time to time.

1.5	Waste Disposal

The CONTRACTOR shall act to minimise the total quantity of waste resulting from execution of the works.The CONTRACTOR shall be committed to handling and disposing of wastes from their operations in a safe and environmentally sound manner.

Section V

CONTRACT NUMBER: AGR/C*/10 between SCS CORPORATION and AGR PEAK WELL MANAGEMENT LIMITED for PROVISION OF WELL CONSTRUCTION PROJECT MANAGEMENT SERVICES	Date: November 24, 2010

SECTION VI – ADMINISTRATION INSTRUCTIONS

MONTHLY INVOICING

1.	CONTRACTOR will be entitled to invoice COMPANY twice per month.

2.	CONTRACTOR must provide appropriate supporting documentation to invoices.

3.	Failure to follow these instructions will result in invoices being returned to CONTRACTOR.

Section VI

Contracts for the

Offshore Oil and Gas Industry

General Conditions of Contract (including Guidance Notes) for Well Services

☐	Now published under the auspices of LOGIC
Leading Oil & Gas industry Competitiveness www.logic-oil.com

☐

Edition 2 - March 2001 Scanned - Nov 2002

Downloaded version of contract - see printed edition for original © LOGIC IMPORTANT NOTICE:

These Standard Contracts for the UK Offshore Oil and Gas Industry have been developed by the Standard Contracts Committee (formerly CRINE Standard Contracts Committee) and issued by LOGIC in good faith for use in the UK offshore oil and gas industry. However, they may not be appropriate for every circumstance and do not deal with every eventuality. By downloading a copy of any of these Standard Contracts, the user accepts that the individual members of the Standard Contracts Committee and their respective companies, organisations and industry bodies including LOGIC shall have no liability, whether in contract, tort/delict (including negligence) or howsoever, for any loss arising out of their use and that it is the user’s responsibility to take legal advice in each instance, in particular but without limitation on any relevant changes in law since the Standard Contract was issued.

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CRINE is a wholly owned subsidiary of LOGIC and as a result LOGIC now has responsibility for the Standard Contracts with an active, cross-industry committee continuing to review them - a list of current members can be viewed on the Standard Contracts part of the LOGIC website - www.logic-oil.com, as well as details on how to obtain the Printed Versions of the Standard Contracts and other former CRINE documents (e.g. Proceedings and Functional Specifications).

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This page and cover prepared November 2002

File: A Disclaimer

Background

These model contracts are part of a series of different models - "Contracts for the Offshore Oil and Gas Industry1The first editions of these model contracts were published in 1997, as "CRINE" contracts.

CRINE was founded in 1992 as a cost reduction initiative initially to reduce the capital costs of developing oil and gas fields by some 30% in the face of low oil prices. This evolved into CRINE Network, which was supported by the UK oil and gas exploration and production industry with the added objective of increasing the global competitiveness of its participants. In the course of this a number of initiatives were established, one of which was to introduce model contract documents for use in the industry.
In 1999 the UK Oil and Gas Industry Task Force (OGITF) proposed a number of new initiatives, one of which was LOGIC (Leading Oil & Gas Industry Competitiveness). The prime task of LOGIC is to lead the improvement of competitiveness of the UK oil and gas industry. LOGIC is a separate company with its own Board of Directors consisting of representatives from the founding industry organisations, such as the DTI, UKOOA and five leading trade organisations (UKOOA, OCA, I ADC, EIC and IMCA). LOGIC became fully operational during 2000 and its strategic objectives are to:
•
Sustain UKCS activity : to enable discoveries to become economic and thus developed prospects to become economic and thus drilled field lives to be extended the maximisation of economic recovery of reserves

•
Increase export potential and international competitiveness by helping the industry to embrace new ways of working and contracting, supply chain improvements, utilisation of innovative technology and industry-wide cooperation.

LOGIC currently has two main activities, namely providing Supply Chain consultancy and advice and stimulating and leading greater industry collaboration.

CRINE is now a wholly owned subsidiary of LOGIC.
Further information about LOGIC can be obtained on the website www.logic- oil.com.

Contracts for the Offshore Oil and Gas Industry

General Conditions of Contract (including Guidance Notes)
for Well Services

Edition 2 - March 2001

© LOGIC

All rights reserved. No part of this document may be reproduced by any means, or transmitted, or translated into a machine language without the written permission of LOGIC.

ISBN 0 85293 311 8

General Conditions of Contract for Well Services

Published on behalf of LOGIC by the Institute of Petroleum, London.

Leading Oil & Gas Industry Competitiveness (LOGIC) is a company registered under the Companies Act limited by guarantee and registered in Scotland No. 199292.

The information given in this publication is given in good faith and belief in its accuracy. However, the individual members of the Standard Contracts Committee and their respective companies, organisations and industry bodies including LOGIC do not accept any legal liability or responsibility whatsoever for the consequences of its use or misuse in any particular circumstances.

WELL SERVICES

General Conditions of Contract for Well Services

Part 1 - General Conditions of Contract

WELL SERVICES

CONTENTS
Contracts for the	1
Offshore Oil and Gas Industry	1
LOGIC	1
General Conditions of Contract for Well Services	46
Part 2 - Guidance Notes	46
1.

WELL SERVICES

1. DEFINITIONS

The following definitions shall be used for the purpose of interpreting the CONTRACT.
Further definitions not contained in this Clause shall apply to the Section in which they are stated and subsequent Sections.

1.1
"AFFILIATE" shall mean any subsidiary or parent or holding company of any company or any other subsidiary of such parent or holding company. For the purpose of this definition, "subsidiary" and "holding company[11] shall have the meaning assigned to it under Section 736, Companies Act, 1985, as amended by Section 144, Companies Act 1989.

1.2
"COMPANY GROUP" shall mean the COMPANY, its CO-VENTURERS, its and their respective AFFILIATES and its and their respective directors, officers and employees (including agency personnel), but shall not include any member of the CONTRACTOR GROUP.

1.3	"COMPANY REPRESENTATIVE" shall mean that person referred to in Clause 3.

1.4	"CONTRACT" shall have the meaning described in Section I - Form of Agreement,

1.5	"CONTRACT PRICE" shall mean the price for the WORK calculated in accordance with Section III - Remuneration, exclusive of Value Added Tax.

1.6
"CONTRACTOR GROUP" shall mean the CONTRACTOR, its SUBCONTRACTORS, its and their AFFILIATES, its and their respective directors, officers and employees (including agency personnel), but shall not include any member of the COMPANY GROUP. "CONTRACTOR GROUP" shall also mean subcontractors (of any tier) of the SUBCONTRACTOR who are performing WORK offshore or at any wellsites, their AFFILIATES, their directors, officers and employees (including agency personnel).

1.7	"CONTRACTOR REPRESENTATIVE" shall mean that person referred to in Clause 3.

1.8
"CO-VENTURER" shall mean any other entity with whom the COMPANY is or may be from time to time a party to a joint operating agreement or unitisation agreement or similar agreement relating to the operations for which the WORK is being performed and the successors in interest of such CO-VENTURER or the assignees of any interest of such CO-VENTURER.

1.9	"SUBCONTRACT" shall mean any contract between the CONTRACTOR and any party (other than the COMPANY or any employees of the CONTRACTOR) for the performance of any part of the WORK.

1.10	"SUBCONTRACTOR" shall mean any party (other than the CONTRACTOR) to a SUBCONTRACT.

1.11	"TECHNICAL INFORMATION" shall mean all such information provided by or caused to be provided by the COMPANY pursuant to the CONTRACT.

1.12	"VARIATION" shall mean such instructions or adjustments as set out in Clause 11.

1.13
"WORK" shall mean all work that the CONTRACTOR is required to carry out in accordance with the provisions of the CONTRACT, including the provision of all materials, services and equipment to be rendered in accordance with the CONTRACT.

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1.14
"WORKSITE" shall mean the lands, waters and other places on, under, in or through which the WORK is to be performed including offshore installations, floating construction equipment, vessels (including the area covered by approved anchor patterns) and places where equipment, materials or supplies are being obtained, stored or used for the purposes of the CONTRACT.

2.	INTERPRETATION

2.1
All instructions, notices, agreements, authorisations, approvals and acknowledgements shall be in writing. All such documentation together with all correspondence and other documents shall be in the English language.

Nevertheless, if for any reason it is considered necessary by the COMPANY to give an instruction to the CONTRACTOR orally in the first instance, the CONTRACTOR shall comply with such instruction. Any such oral instruction shall be confirmed in writing as soon as is possible under the circumstances, provided that, if the CONTRACTOR confirms in writing any such oral instruction which is not contradicted in writing by the COMPANY without undue delay, it shall be deemed to be an instruction in writing by the COMPANY.

2.2	Any reference to statute, statutory provision or statutory instrument shall include any re-enactment or amendment thereof for the time being in force.

3* COMPANY AND CONTRACTOR REPRESENTATIVES

3.1	General

(a)	The COMPANY REPRESENTATIVE and CONTRACTOR REPRESENTATIVE are the persons named as such in Appendix 1 to Section I - Form of Agreement.

(b)
Such representatives, or delegates appointed in accordance with the provisions of this Clause 3, shall be readily available to enable both the COMPANY and the CONTRACTOR to discharge their obligations under the CONTRACT.

(c)
The COMPANY REPRESENTATIVE and any person authorised by him shall have access at all reasonable times to the WORKSITE and the CONTRACTOR shall afford every facility for and every assistance in obtaining the right of access.

3.2	COMPANY REPRESENTATIVE

(a)
The COMPANY REPRESENTATIVE has the authority to commit the COMPANY in all matters under the CONTRACT and, subject to any delegation of such authority which shall be notified to the CONTRACTOR in writing, shall be responsible for issuing to and receiving from the CONTRACTOR all notices, information, instructions and decisions.

(b)
By notice to the CONTRACTOR, the COMPANY REPRESENTATIVE may at any time delegate any of his authority to any nominated deputy. Such notice shall specify the precise authority of any such deputy and shall be sent to the CONTRACTOR REPRESENTATIVE.

(c)	The COMPANY may change the COMPANY REPRESENTATIVE at any time and shall notify the CONTRACTOR of any change.

(d)	Except as expressly stated in the CONTRACT, the COMPANY REPRESENTATIVE has no powers to amend the CONTRACT or to relieve the CONTRACTOR from any of its obligations under the CONTRACT.

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3.3	CONTRACTOR REPRESENTATIVE

(a)
The CONTRACTOR REPRESENTATIVE has the authority to commit the CONTRACTOR to any course of action within the rights and obligations of the CONTRACTOR under the CONTRACT and, subject to any delegation of such authority which shall be notified to the COMPANY in writing, shall be responsible for issuing to and receiving from the COMPANY all notices, information, instructions and decisions.

(b)
The CONTRACTOR REPRESENTATIVE may delegate any of his authority to any nominated deputy, the terms of such delegation being subject to the prior approval of the COMPANY which shall not be unreasonably withheld or delayed.

(c)	The CONTRACTOR shall not change the CONTRACTOR REPRESENTATIVE or any nominated deputy without cause without the prior approval of the COMPANY which shall not unreasonably be withheld or delayed.

(d)	The CONTRACTOR REPRESENTATIVE has no powers to amend the CONTRACT.

4.	CONTRACTOR’S GENERAL OBLIGATIONS

4.1
The CONTRACTOR shall provide all management, supervision, personnel, materials and equipment, (except materials and equipment specified to be provided by the COMPANY), plant, consumables, facilities and all other things whether of a temporary or permanent nature, so far as the necessity for providing the same is specified in or reasonably to be inferred from the CONTRACT.

4.2
The CONTRACTOR shall cariy out all of its obligations under the CONTRACT and shall execute the WORK with all due care and diligence and with the skill to be expected of a reputable contractor experienced in the types of work to be carried out under the CONTRACT.

4.3
The CONTRACTOR shall take full responsibility for the adequacy, stability and safety of all its operations and methods necessary for the performance of the WORK and shall keep strictly to the provisions of Section V - Health, Safety and Environment.

4.4
Except to the extent that it may be legally or physically impossible or create a hazard to safety the CONTRACTOR shall comply with the COMPANY’s instructions and directions on all matters relating to the WORK.

4.5	Materials and Equipment

(a)
Materials and equipment or parts thereof provided by the CONTRACTOR for which there is no detailed specification included in the CONTRACT shall be new or as new, of good quality and workmanship and fit for the intended purpose where a purpose is defined in the CONTRACT or, where no such purpose is defined, fit for its ordinary purpose.

(b)
Notwithstanding the provisions of Clause 4.5(a) in respect of materials and equipment specified in Appendix 1 to Section I - Form of Agreement which shall ultimately become the property of the COMPANY, the CONTRACTOR shall ensure that such materials and equipment meet the COMPANY’s specific requirements with regard to any quality, quantity or specifications which are set out in the CONTRACT and in accordance with good oilfield and engineering practice. However, in respect of such items there are no irhplied warranties of merchantability, satisfactory quality or fitness for a particular purpose.

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4.6
In order to ensure that performance and completion of the WORK are not delayed or impeded the CONTRACTOR shall be responsible for the timely provision of all matters referred to in Clause 4.1 and, where provided for elsewhere in the CONTRACT, for the timely request of COMPANY provided materials, services and facilities.

4.7
The COMPANY reserves the right to let other contracts associated with the WORK. The CONTRACTOR shall afford the COMPANY and other contractors of the COMPANY reasonable access and opportunity for the performance of their work or contracts and shall co-operate fully with such parties.

4.8	The CONTRACTOR shall be responsible for the programming of the WORK.

4.9
On completion of the WORK or any portion thereof, the CONTRACTOR shall without delay clear and remove all equipment and materials provided by the CONTRACTOR including debris, thereby leaving the WORKSITE in a clean, tidy and safe condition.

4.10
Surplus COMPANY material in the possession of the CONTRACTOR on completion of the WORK shall be disposed of by the CONTRACTOR in accordance with the instructions of the COMPANY REPRESENTATIVE which shall be the subject of a VARIATION in accordance with Clause 11.

5.	OFFSHORE TRANSPORTATION AND ACCOMMODATION

5.1
The CONTRACTOR shall be provided with, at no cost to the CONTRACTOR, all offshore accommodation and messing and all routine and medi-vac transportation for personnel provided by CONTRACTOR GROUP and for equipment and materials provided by CONTRACTOR GROUP which are capable of transportation by helicopter or supply boat between the COMPANY designated heliport and supply base as specified in Appendix 1 to Section I - Form of Agreement and the offshore part of the WORKSITE.

5.2	The costs of non-routine transportation requested by the CONTRACTOR may, at the sole option of the COMPANY, be recovered from the CONTRACTOR.

6.	CONTRACTOR TO INFORM ITSELF

6.1
The CONTRACTOR shall be deemed to have satisfied itself, before entering into the CONTRACT, as to the extent and nature of the WORK including but not limited to the services, personnel, materials and equipment, plant, consumables and facilities required for the WORK, the correctness and sufficiency of the rates and prices entered in Section III - Remuneration, general and local conditions, and all other matters which could affect progress or performance of the WORK.

6.2	Any failure by the CONTRACTOR to take account of matters which affect the WORK will not relieve the CONTRACTOR from its obligations under the CONTRACT.

6.3
The CONTRACTOR shall check all TECHNICAL INFORMATION in accordance with good oilfield practice and advise the COMPANY of any errors or inconsistencies it finds. The COMPANY shall resolve those errors or inconsistencies and the CONTRACTOR shall thereafter be entitled to rely on all TECHNICAL INFORMATION furnished to the CONTRACTOR by the COMPANY (as corrected by the COMPANY if applicable).

7.	CONTRACTOR TO INFORM COMPANY/COMPANY TO INFORM CONTRACTOR

7.1
The CONTRACTOR shall notify the COMPANY without undue delay of all things which in the opinion of the CONTRACTOR appear to be deficiencies, omissions, contradictions or ambiguities in the CONTRACT or conflicts with applicable law.

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The COMPANY shall review these items and issue the necessary instructions before the CONTRACTOR proceeds with any part of the WORK affected. Subject to the provisions of Clause 11, the COMPANY shall issue a VARIATION if the CONTRACTOR can show that it has suffered delay and/or incurred additional cost as a result of any such instruction.

7.2
In addition to the requirements of Section V - Health, Safety and Environment, the CONTRACTOR shall notify the COMPANY without delay of any accidents which occur in connection with the carrying out of the WORK. The CONTRACTOR shall also notify the COMPANY of any other incidents which occur which might affect the carrying out of the WORK or the CONTRACT.

7.3
The CONTRACTOR shall notify the COMPANY immediately of any proposed or actual stoppages of work, industrial disputes or other matters affecting or likely to affect the carrying out or completion of the WORK.

When requested by the COMPANY the CONTRACTOR shall also supply to the COMPANY other information in connection with the WORK relating to industrial relations including but not limited to minimum rates of pay, allowances, amenities, working hours, periods of unpaid leave and overtime.

7.4
The COMPANY shall without delay provide to the CONTRACTOR all information affecting the WORK which the CONTRACTOR reasonably requires from the COMPANY in order to properly perform the WORK in accordance with the CONTRACT.

8*ASSIGNMENT AND SUBCONTRACTING

8.1	Assignment

(a)
The COMPANY is entitled to assign the CONTRACT or any part of it or any benefit or interest in or under it to any CO-VENTURER or AFFILIATE of the COMPANY. In addition the COMPANY may make any such assignment to any other third party but only with the prior agreement of the CONTRACTOR which shall not unreasonably be withheld or delayed.

(b)
The CONTRACTOR undertakes that, in the event of any assignment described above, it will execute without delay a formal assignment of interest in the CONTRACT to the relevant party, to be effective upon the written assumption by the assignee of all obligations of the COMPANY under the CONTRACT.

(c)
The CONTRACTOR shall assign neither the CONTRACT nor any part of it nor any benefit nor interest in or under it without the prior approval of the COMPANY which shall not unreasonably be withheld or delayed.

8.2	Subcontracting

(a)
The CONTRACTOR shall not subcontract the whole of the WORK. The CONTRACTOR shall not subcontract any part of the WORK without the prior approval of the COMPANY which approval shall not unreasonably be withheld or delayed.

(b)
Before entering into any SUBCONTRACT, whether provided for in the CONTRACT or not, the COMPANY shall be given an adequate opportunity to review the form of SUBCONTRACT, the choice of SUBCONTRACTOR, the part of the WORK included in the SUBCONTRACT and any other relevant details requested by the COMPANY.

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Where the COMPANY will be required to reimburse to the CONTRACTOR the sum paid to the SUBCONTRACTOR, any procedure for award of such SUBCONTRACTS included in the CONTRACT shall be followed and the COMPANY shall be entitled to review all relevant aspects of the SUBCONTRACT.

No SUBCONTRACT shall bind or purport to bind the COMPANY or the CO- VENTURERS. Nevertheless the CONTRACTOR shall ensure that any SUBCONTRACTOR shall be bound by and observe the provisions of the CONTRACT in so far as they apply to the SUBCONTRACT.

(c)	Each SUBCONTRACT shall expressly provide for the CONTRACTOR’s unconditional right of assignment of the SUBCONTRACT to the COMPANY in the event that the COMPANY terminates the CONTRACT or the WORK.

(d)	The CONTRACTOR shall be responsible for all work, acts, omissions and defaults of any SUBCONTRACTOR as fully as if they were work, acts, omissions or defaults of the CONTRACTOR.

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9. CONTRACTOR PERSONNEL

9.1	The CONTRACTOR undertakes to provide sufficient personnel at all times to ensure performance and completion of the WORK in accordance with the provisions of the CONTRACT.

9.2
All personnel employed on the WORK shall, for the work which they are required to perform, be competent, properly qualified, skilled and experienced in accordance with good industry practice. The CONTRACTOR shall verify all relevant qualifications of such personnel.

9.3
Where key personnel of the CONTRACTOR are specified in the CONTRACT they shall not be replaced without the prior approval of the COMPANY. Any replacement shall work with the person to be replaced for a reasonable handover period.

9.4	The CONTRACTOR shall ensure that such key personnel and supervisory personnel of the CONTRACTOR and SUBCONTRACTORS shall read, write and speak fluent English.

9.5
The CONTRACTOR shall make its own arrangements for the engagement of personnel, local or otherwise, and, save in so far as the CONTRACT otherwise provides, for their payment and onshore transport, housing, maintenance and board and lodging.

9.6
The CONTRACTOR shall be as responsible for any WORK performed by any agency personnel and by any other person provided by the CONTRACTOR in connection with the WORK as if the WORK was performed by the employees of the CONTRACTOR.

9.7
The CONTRACTOR shall ensure that all employees of the CONTRACTOR and any SUBCONTRACTOR engaged in the performance of the WORK comply with applicable laws including immigration laws and where required are in possession of a valid work permit for the duration of the CONTRACT. When requested details of such work permits shall be submitted to the COMPANY prior to the employee being engaged in the WORK.

9.8	The COMPANY may instruct the CONTRACTOR to remove from the WORKSITE any person engaged in any part of the WORK who in the reasonable opinion of the COMPANY is either:

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(a)	incompetent or negligent in the performance of his or her duties; or

(b)	engaged in activities which are contrary or detrimental to the interests of the COMPANY; or

(c)	not conforming to relevant safety procedures described in Section V - Health, Safety and Environment or persists in any conduct likely to be prejudicial to safety, health or the environment.

Any such person shall be removed forthwith from the WORKSITE. Any person removed for any of the above reasons shall not be engaged again in the WORK or on any other works of the COMPANY without the prior approval of the COMPANY.

The CONTRACTOR shall provide a suitable replacement for any such person within 24 hours or such longer time as may be agreed by the COMPANY.

10. DEFECTIVE PERFORMANCE

10.1
Where the COMPANY has found the WORK or part thereof or any rework performed by the CONTRACTOR not to have been performed in accordance with the CONTRACT, the COMPANY shall detail in writing within the relevant period specified in Appendix 1 to Section I - Form of Agreement the specific nature of the defect and the Clause and Section of the CONTRACT that contains the obligation that the CONTRACTOR has failed to meet.

10.2
Commencing immediately upon the notice issued under Clause 10.1 becoming effective, the CONTRACTOR shall at its own expense and risk, reperform that part of the WORK which has not been performed in accordance with the CONTRACT. The CONTRACTOR’s liability in respect of such reperformance shall be limited to the sum(s) specified in Appendix 1 to Section I - Form of Agreement.

10.3
Notwithstanding the CONTRACTOR’s obligation pursuant to Clause 10.2 above the COMPANY may, at its sole option, engage a third party to perform any part of the WORK which has not been performed or reperformed pursuant to Clause 10.2 by the CONTRACTOR in accordance with the CONTRACT and in respect of which the COMPANY has so notified the CONTRACTOR in accordance with Clause 10.1 above. The COMPANY shall give notice to the CONTRACTOR of its intention to exercise this option in which case Clause 10.2 shall not apply, and the CONTRACTOR shall cease immediately any work being carried out under Clause 10.2.

10.4
Where the COMPANY, under Clause 10.3 above, engages a third party, the CONTRACTOR shall be liable for any additional costs (including, without limitation, the total costs of the reperformance of the relevant part of the WORK by the third party) reasonably incurred by the COMPANY as a direct result of the defective performance or reperformance of the relevant part of the WORK by the CONTRACTOR, providing however that the maximum amount of such additional costs for which the CONTRACTOR shall be liable in respect of each defectively performed or reperformed part of the WORK shall be limited to the sum(s) specified in Appendix 1 to Section I - Form of Agreement.

10.5
Notwithstanding the other provisions of this Clause 10, the COMPANY shall provide at its own cost any services and/or materials as listed in Section VI - Company’s General Obligations which the COMPANY considers the CONTRACTOR requires to undertake properly such performance or reperformance.

10.6
The CONTRACTOR shall be responsible for correcting any defect in material and workmanship in any supplied materials or equipment, within the relevant period referred to in Clause 10.1. However, the CONTRACTOR shall not be liable for :

(a) the costs of routine maintenance for such materials and equipment; or

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(b) the costs of correcting any such defects which result from the following :

(i)	incorrect operation by the COMPANY; or

(ii)	the reasonable actions of the CONTRACTOR in relying on TECHNICAL INFORMATION; or

(iii)	actual operating conditions being different from those specified in the CONTRACT or in any VARIATIONS; or

(iv)	defects in materials and equipment supplied by the COMPANY which could not reasonably have been discovered by the CONTRACTOR.

11.	VARIATIONS

11.1
The COMPANY has the right to issue instructions to the CONTRACTOR at any time to make any variations to the WORK which are within the capability and resources of the CONTRACTOR. The CONTRACTOR shall proceed immediately as instructed.

11.2
Any adjustment to the CONTRACT PRICE resulting from any variation shall be valued at the appropriate rates and prices included in the CONTRACT or, in the absence of any appropriate rates and prices, a fair valuation shall be made.

12.	FORCE MAJEURE

12.1
Neither the COMPANY nor the CONTRACTOR shall be responsible for any failure to fulfil any term or condition of the CONTRACT if and to the extent that fulfilment has been delayed or temporarily prevented by a force majeure occurrence, as hereunder defined, which has been notified in accordance with this Clause 12 and which is beyond the control and without the fault or negligence of the party affected and which, by the exercise of reasonable diligence, the said party is unable to provide against.

12.2	For the purposes of this CONTRACT only the following occurrences shall be force majeure:

(a)	Riot, war, invasion, act of foreign enemies, hostilities (whether war be declared or not), acts of terrorism, civil war, rebellion, revolution, insurrection of military or usurped power;

(b)
Ionising radiations or contamination by radio-activity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel or radio-active, toxic, explosive or other hazardous properties of any explosive nuclear assembly or nuclear component thereof;

(c)	Pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds;

(d)	Earthquake, flood, fire, explosion and/or other natural physical disaster, but excluding weather conditions as such, regardless of severity;

(e)
Strikes at a national or regional level or industrial disputes at a national or regional level, or strikes or industrial disputes by labour not employed by the affected party its subcontractors or its suppliers and which affect a substantial or essential portion of the WORK;

(f)	Maritime or aviation disasters;

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(g)
Changes to any general or local Statute, Ordinance, Decree, or other Law or any regulation or bye-law of any local or other duly constituted authority or the introduction of any such Statute, Ordinance, Decree, Law, regulation or bye-law.

12.3
In the event of a force majeure occurrence, the party that is or may be delayed in performing the CONTRACT shall notify the other party without delay giving the full particulars thereof and shall use all reasonable endeavours to remedy the situation without delay.

12.4	Save as otherwise expressly provided in the CONTRACT, no payments of whatever nature shall be made in respect of a force majeure occurrence.

12.5
Following notification of a force majeure occurrence in accordance with Clause 12.3, the COMPANY and the CONTRACTOR shall meet without delay with a view to agreeing a mutually acceptable course of action to minimise any effects of such occurrence.

13. SUSPENSION

13.1	The COMPANY shall have the right, by notice to the CONTRACTOR, to suspend the WORK or any part thereof to the extent detailed in the notice, for any of the following reasons;

(a)	subject only to Clause 13.3, in the event of some default on the part of the CONTRACTOR; or

(b)	in the event that suspension is necessary for the proper execution or safety of the WORK, or persons; or

(c)	to suit the convenience of the COMPANY.

13.2	Upon receipt of any such notice, the CONTRACTOR shall, unless instructed otherwise:

(a)	discontinue the WORK or the part of the WORK detailed in the notice, on the date and to the extent specified; and

(b)	properly protect and secure the WORK as required by the COMPANY.

13.3
Jn the event of default on the part of the CONTRACTOR and before the issue by the COMPANY of a notice to suspend the WORK or any part thereof the COMPANY shall give notice of default to the CONTRACTOR giving details of such default. If the CONTRACTOR, upon receipt of such notice, does not commence and thereafter continuously proceed with action satisfactory to the COMPANY to remedy such default the COMPANY may issue a notice of suspension in accordance with the provisions of Clause 13.1.

13.4
Unless the suspension arises as a result of default on the part of the CONTRACTOR, the CONTRACTOR shall be reimbursed in accordance with the provisions of Section III - Remuneration or, in the absence of such provisions, in accordance with Clause 11.

13.5
If suspension results from default on the part of the CONTRACTOR any additional costs reasonably incurred by the COMPANY as a direct result shall be recoverable by the COMPANY from the CONTRACTOR. The CONTRACTOR’s liability in respect of such additional costs shall be limited to the sum specified in Appendix 1 to Section I - Form of Agreement.

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13.6	The COMPANY may, by further notice, instruct the CONTRACTOR to resume the WORK to the extent specified.

13.7	In the event of any suspension, the COMPANY and the CONTRACTOR shall meet at not more than seven (7) day intervals with a view to agreeing a mutually acceptable course of action during the suspension.

13.8
If the period of any suspension not arising as a result of default on the part of the CONTRACTOR exceeds the period stated in Appendix 1 to Section I - Form of Agreement, the CONTRACTOR may serve a notice on the COMPANY requiring permission within fourteen (14) days from the receipt of such notice to proceed with the WORK or that part thereof subject to suspension. If within the said fourteen (14) days the COMPANY does not grant such permission the CONTRACTOR, by a further notice, may (but is not bound to) elect to treat the suspension as either:

(a)	where it affects part only of the WORK, an omission of such part under Clause 11; or

(b)	where it affects the whole of the WORK, termination in accordance with Clause 23.1 (a).

14. TERMS OF PAYMENT

14.1
For the performance and completion of the WORK, the COMPANY shall pay or cause to be paid to the CONTRACTOR the amounts provided in Section III - Remuneration at the times and in the manner specified in Section III and in this Clause.

14.2
Except where it is expressly provided that the COMPANY shall carry out an obligation under the CONTRACT at its own cost, all things to be supplied or performed by the CONTRACTOR under the CONTRACT shall be deemed to be included in the rates and prices included in Section III - Remuneration. Without limitation all obligations of the CONTRACTOR pursuant to the provision of Clause 10 shall be performed by the CONTRACTOR at its sole cost and expense.

14.3	The CONTRACTOR shall submit to the COMPANY an invoice within thirty (30) days of the end of each calendar month.

Following completion of the whole of the WORK, the CONTRACTOR shall not be entitled to receive any payment on any invoice received by the COMPANY after the time specified in Appendix 1 to Section I - Form of Agreement, as the latest time for receipt of invoices. Nevertheless the COMPANY may, at its sole discretion, make payment against any such invoice.

14.4
To the extent that payments to be made under the CONTRACT attract Value Added Tax, the proper amount of such tax shall be shown as a separate item on the invoice; Value Added Tax shall be added to the CONTRACT PRICE as appropriate.

14.5
Each invoice shall show separately the individual amounts under each of the headings in Section III - Remuneration, and shall quote the COMPANY Contract Reference Number, Title and such other details as may be specified in the CONTRACT.

Each invoice shall be forwarded to the address specified in Appendix 1 to Section I - Form of Agreement.

14.6
Within thirty (30) days from receipt of a correctly prepared and adequately supported invoice by the COMPANY at the address specified in the CONTRACT, the COMPANY shall make payment in respect of such invoices as follows:

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(a)
for payments in Sterling the COMPANY shall make payment of the due amount into the bank account of the CONTRACTOR specified in the CONTRACT or otherwise notified by the CONTRACTOR, using the Banker’s Automated Clearing System; or

(b)
for payments in foreign currencies the COMPANY shall make payment of the due amount in the appropriate currency into the bank account of the CONTRACTOR specified in the CONTRACT or otherwise notified by the CONTRACTOR.

14.7
If the COMPANY disputes any items on any invoice in whole or in part or if the invoice is prepared or submitted incorrectly in any respect, the COMPANY shall notify the CONTRACTOR of the reasons and request the CONTRACTOR to issue a credit note for the unaccepted part or whole of the invoice as applicable. Upon receipt of such credit note the COMPANY shall be obliged to pay the undisputed part of a disputed invoice.

If any other dispute connected with the CONTRACT exists between the parties the COMPANY may withhold from any money which becomes payable under the CONTRACT the amount which is the subject of the dispute. The COMPANY shall not be entitled to withhold monies due to the CONTRACTOR under any other contracts with the COMPANY as set off against disputes under the CONTRACT, nor shall it be entitled to withhold monies due under the CONTRACT as set off against disputes under any other contract.

On settlement of any dispute the CONTRACTOR shall submit an invoice for sums due and the COMPANY shall make the appropriate payment in accordance with the provisions of Clause 14.6 and Clause 14.9 where applicable.

14.8
Neither the presentation nor payment nor non-payment of an individual invoice shall constitute a settlement of a dispute, an accord and satisfaction, a remedy of account stated, or otherwise waive or affect the rights of the parties hereunder.

In particular the COMPANY may correct or modify any sum previously paid in any or all of the following circumstances:

(a)	any such sum was incorrect; or

(b)	any such sum was not properly payable to the CONTRACTOR; or

(c)	any work in respect of which payment has been made and which does not comply with the terms of the CONTRACT.

14.9
Interest shall be payable for late payment of correctly prepared and supported invoices. The amount of interest payable shall be the current Bank of England "Base Rate* plus the percentage specified in Appendix 1 to Section I - Form of Agreement calculated on a daily basis or in the absence of such percentage, Bank of England "Base Rate' plus three percent (3%) from the due date for payment until actual payment.

14.10
If the COMPANY at any time incurs costs which, under the provisions of the CONTRACT, the COMPANY is entitled to recover from the CONTRACTOR, the COMPANY may invoice the CONTRACTOR for such costs, provided always that the COMPANY may deduct the amount of such costs from any amount due, or that may become due to the CONTRACTOR under the CONTRACT.

The CONTRACTOR shall pay the COMPANY within thirty (30) days of receipt of invoice any sums outstanding after such deduction.

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14.11
For the purposes of Clause 14.10, and elsewhere in the CONTRACT, wherever a party to the CONTRACT is entitled to recover from another party any costs incurred, then the amount of such costs shall be the amount of all claims, losses, damages, charges, disbursements, costs (including amounts paid to third parties), overheads and expenses directly resulting from the matter in question, but no element of profit.

15. TAXES AND TAX EXEMPTION CERTIFICATES

15.1	The CONTRACTOR shall in accordance with the provisions of Clause 18, except as may otherwise be provided in Section III - Remuneration, be responsible for:

(a)
the payment of all taxes, duties, levies, charges and contributions (and any interest or penalties thereon) for which the CONTRACTOR is liable as imposed by any appropriate government authority whether of the United Kingdom or elsewhere, whether or not they are calculated by reference to the wages, salaries, benefits or expenses and other remuneration paid directly or indirectly to persons engaged or employed by the CONTRACTOR; and

(b)
the payment of all taxes, duties, levies, charges and contributions (and any interest or penalties thereon) including but not limited to income, profits, corporation taxes and taxes on capital gains, turnover and added value taxes for which the CONTRACTOR is liable, whether arising in the United Kingdom, its territorial waters, its continental shelf or elsewhere, now or hereafter levied or imposed by any appropriate government authority whether of the United Kingdom or elsewhere, arising from this CONTRACT; and

(c)
compliance with all statutoiy obligations to make deductions on account of and remit the required amounts to any appropriate government authority whether of the United Kingdom or elsewhere, including, but not limited to income tax, PAYE, national insurance, employee taxes, charges, social security costs, levies and contributions whether or not they are measured by the wages, salaries or other remuneration or benefits paid to persons employed by the CONTRACTOR, or persons providing services in connection with the CONTRACT to the CONTRACTOR, and the imposition of a similar obligation upon any SUBCONTRACTOR or any other person employed by them or providing services to them in connection with the CONTRACT; and

(d)	ensuring that any SUBCONTRACTOR or any other person employed, or providing services on or in connection with the CONTRACT shall comply with this Clause 15.

15.2
The CONTRACTOR shall supply to the COMPANY all such information, in connection with activities under the CONTRACT, as is necessary to enable the COMPANY to comply with the lawful demands for such information by any appropriate government authority whether of the United Kingdom or elsewhere.

15.3
Where the CONTRACTOR, any SUBCONTRACTOR or any other person employed by them, or providing services to them on or in connection with the CONTRACT, is or may become liable for tax as a result of the operation of Section 38 Finance Act 1973 and/or Section 830 Income and Corporation Taxes Act 1988 and/or Section 276 Taxation of Chargeable Gains Act 1992, and if such a person, within forty five (45) days of the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT, is not able to exhibit to the reasonable satisfaction of the COMPANY that the person is "resident" for tax purposes within the United Kingdom, the CONTRACTOR shall, where the WORK or any part thereof is to be performed within the United Kingdom and/or within a "designated area", obtain for itself and procure that any such SUBCONTRACTOR or other person employed by them, or providing services to them on or in connection with the CONTRACT obtains a United Kingdom Inland Revenue Certificate of Exemption in favour of the COMPANY in accordance with the provisions of paragraph 7 of Schedule 15 Finance Act 1973 and any statutory amendment thereto. The CONTRACTOR shall immediately upon receipt thereof, forward such certificate to the COMPANY or where such certificate is refused, the CONTRACTOR shall upon being so informed, immediately notify the COMPANY of such refusal.

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If such Certificate of Exemption is not obtained within forty five (45) days of the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT, or having been obtained is subsequently withdrawn, the COMPANY shall have the right to make deductions from any amounts due to the CONTRACTOR up to the maximum estimated potential tax liability arising to the person or persons whose certificate of exemption has not been obtained or has been withdrawn, as reasonably computed by the COMPANY, arising out of the CONTRACT.

In the event that any such deductions are made by the COMPANY, these shall be paid to the CONTRACTOR on the receipt by the COMPANY of satisfactory evidence that the CONTRACTOR, SUBCONTRACTOR or other person employed by them or providing services to them on or in connection with the CONTRACT has paid all taxes arising out of the CONTRACT and the Board of Inland Revenue will not be serving a notice on the COMPANY under paragraph 4 of Schedule 15 Finance Act 1973.

"designated area" shall for the purpose of this Clause 15.3 bear the same meaning as that given in Section 38 Finance Act 1973 and/or Section 830 Income and Corporation Taxes Act 1988 and/or Section 276 Taxation of Chargeable Gains Act 1992.

"resident" shall for the purpose of this Clause 15.3 mean that the company or person is regarded by the Inland Revenue as United Kingdom resident.

15.4
Where any of the WORK involves the performance of construction activities specified in Section 567 (2) Income and Corporation Taxes Act 1988, the CONTRACTOR shall obtain for itself a U.K. Inland Revenue Certificate of Exemption or Registration Card in accordance with part XIII Chapter IV Income and Corporation Taxes Act 1988. The CONTRACTOR shall immediately upon receipt thereof, forward such exemption certificate or registration card to the COMPANY or shall notify the COMPANY that such exemption certificate or registration card has been refused or cancelled.

Where at the due date for payment, the COMPANY has received such exemption certificate, the COMPANY shall pay any invoiced amounts due to the CONTRACTOR without deduction.

Where at the due date for payment, the COMPANY has received such registration card, the COMPANY will deduct tax at the rate applicable from the full payment due to the CONTRACTOR in respect of such construction activities, except for elements which are exempt from deduction under the terms of the Act.

Where at the due date for payment, the COMPANY has not received such exemption certificate or registration card or where the CONTRACTOR has notified the COMPANY of cancellation of said exemption certificate or registration card, the COMPANY, under prevailing legislation, is unable to make payment of any amounts which would otherwise be due to the CONTRACTOR in respect of such construction activities except for elements which are exempt from deduction under the terms of the Act.

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The CONTRACTOR shall notify the COMPANY immediately of any change to, or cancellation or renewal of any such exemption certificate or registration card, In the event of the failure of the CONTRACTOR to so notify the COMPANY, the CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY from any costs or penalties which may be imposed by any government authority in respect thereof.

15.5
The CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY against all levies, charges, contributions and taxes of the type referred to in this Clause and any interest or penalty thereon which may be assessed, by any appropriate government authority whether of the United Kingdom or elsewhere, on the CONTRACTOR in connection with the CONTRACT and from all reasonable costs incurred in connection therewith.

15.6
If the COMPANY receives a notice requiring it to pay any levies, charges, contributions or taxes of the types referred to in this Clause and/or any interest or penalty thereon whether with respect to the CONTRACTOR, any SUBCONTRACTOR or any other person employed by them or providing any services to them on or in connection with the CONTRACT, the COMPANY shall forthwith notify the CONTRACTOR who shall work with the COMPANY to make all reasonable endeavours to make any valid appeal against such payment. In the event that the COMPANY is ultimately required to make such payment, the COMPANY may recover from the CONTRACTOR any such sums and all reasonable costs incurred in connection therewith and the CONTRACTOR shall within fourteen (14) days of receiving written notice from the COMPANY pay to the COMPANY any such sum or the COMPANY shall be entitled to deduct such sums from any monies due, or which may become due, to the CONTRACTOR.

15.7
The COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR against all levies, charges, contributions and taxes of the type referred to in this Clause and any interest or penalty thereon which may be assessed, by any appropriate government authority whether of the United Kingdom or elsewhere, on the COMPANY in connection with the CONTRACT and from all costs incurred in connection therewith, other than those taxes and other matters referred to above, which the provisions of this Clause allow the COMPANY to recover from the CONTRACTOR.

16. OWNERSHIP

16.1	The COMPANY shall retain title to COMPANY provided items and information, including, but not limited to TECHNICAL INFORMATION and materials and equipment.

16.2
All equipment, materials and supplies provided by the CONTRACTOR for permanent incorporation into the WORK shall become and be clearly identified as the property of the COMPANY upon delivery to the offshore part of the WORKSITE or payment by the COMPANY whichever is the earlier.

The CONTRACTOR shall ensure that all CONTRACTOR provided items are free from all liens and/or retention of title claims from any third party.

16.3
Title in any equipment, materials and supplies provided by the CONTRACTOR which do not comply with the requirements of the CONTRACT and which are rejected by the COMPANY, shall re-vest immediately in the CONTRACTOR.

Title in such items provided by the CONTRACTOR for which no payment has been made by the COMPANY and which are no longer required for the purposes of the CONTRACT, shall revest in the CONTRACTOR.

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16.4
Where designs, drawings, reports, sketches and other documents and data to be provided by the CONTRACTOR hereunder are created and stored electronically, the CONTRACTOR shall provide to the COMPANY such designs, drawings, reports, sketches and other documents and data on a disk or other electronic media compatible with the COMPANY’S systems at the times specified in Section IV - Scope of Work or if no times are specified, when reasonably required by the COMPANY. The COMPANY and the CONTRACTOR shall agree the system compatibility requirements applicable to the WORK.

16.5
Title to all reports, test results and charts of whatever nature in respect of COMPANY’S wells including information on the geology and formations encountered in the well that have been created by the CONTRACTOR in the performance of the WORK shall vest in the COMPANY with effect from the date of creation. Upon completion, suspension or abandonment of each well or if earlier upon completion of CONTRACTOR’S WORK in connection with that well, the CONTRACTOR shall issue to the COMPANY all such documents in its possession.

17. PATENTS AND OTHER PROPRIETARY RIGHTS

17.1
Neither the COMPANY nor the CONTRACTOR shall have the right of use, other than for the purposes of the CONTRACT, whether directly or indirectly, of any patent, copyright, proprietary right or confidential know how, trademark or process provided by the other party and the intellectual property rights in such shall remain with the party providing such patent, proprietary right, copyright or confidential know how, trademark or process.

17.2	Where any potential patent or registrable right in any country in the world results from :

(a)
developments by the CONTRACTOR GROUP which are based wholly on data, equipment, processes, substances and the like in the possession of the CONTRACTOR GROUP at the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT or otherwise produced outside of the CONTRACT; or

(b)	enhancements of or in the existing intellectual property rights of the CONTRACTOR GROUP, such rights shall vest in the CONTRACTOR GROUP.

17.3	Where any potential patent or registrable right in any country in the world results from :

(a)
developments by the COMPANY GROUP which are based wholly on data, equipment, processes, substances and the like in the possession of the COMPANY GROUP at the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT or otherwise produced outside the CONTRACT; or

(b)	enhancements of or in the existing intellectual property rights of the COMPANY GROUP, such rights shall vest in the COMPANY GROUP.

17.4
Except as provided in Clause 17.1, Clause 17.2 and Clause 17.3, where any potential patent or registrable right in any country in the world arises out of the WORK and is invented during the term of the CONTRACT, such rights shall vest in the party or parties as specified in Appendix 1 to Section I - Form of Agreement.

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17.5
Where under Clause 17.4 a right vests in one of the parties absolutely, such party may at its sole discretion give the other party and its AFFILIATES and its CO- VENTURERS a royalty-free, irrevocable, non-exclusive, non-transferable, worldwide licence to use such right which shall not be sub-licensed.

17.6	Where under Clause 17.4 a right vests in the parties jointly, then the parties shall unless otherwise agreed in writing jointly file a patent or other registration application in that joint right.

17.7
The CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY GROUP from all claims, losses, damages, costs (including legal costs), expenses, and liabilities of every kind and nature for, or arising out of, any alleged infringement of any patent or proprietary or protected right, arising out of or in connection with the performance of the obligations of the CONTRACTOR under the CONTRACT except where such infringement necessarily arises from the TECHNICAL INFORMATION and/or the COMPANY’s instructions. However, the CONTRACTOR shall use its reasonable endeavours to identify any infringement in the TECHNICAL INFORMATION and/or in the COMPANY’s instructions of any patent or proprietary or protected right, and should the CONTRACTOR become aware of such infringement or possible infringement then the CONTRACTOR shall inform the COMPANY immediately.

17.8
Subject to the provisions of Clause 17.7, the COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP from all claims, losses, damages, costs (including legal costs), expenses, and liabilities of every kind and nature for, or arising out of, any alleged infringement of any patent or proprietary or protected right arising out of or in connection with the performance of the obligations of the COMPANY under the CONTRACT or the use by the CONTRACTOR of TECHNICAL INFORMATION or materials or equipment supplied by the COMPANY.

18.	LAWS AND REGULATIONS

18.1	The CONTRACTOR shall comply with all applicable laws, rules and regulations of any governmental or regulatory body having jurisdiction over the WORK and/or the WORKSITE.

18.2
The CONTRACTOR shall obtain all licences, permits, temporary permits and authorisations required by the applicable laws, rules and regulations for the performance of the WORK, save to the extent that the same can only be legally obtained by the COMPANY.

18.3
Should changes in any applicable laws, rules and regulations made after the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT, result in increases in the cost to the CONTRACTOR of performing the WORK, the CONTRACTOR shall only be entitled to an adjustment in the CONTRACT PRICE to the extent described in Section III - Remuneration, or where, at its sole discretion, the COMPANY may consider such to be appropriate.

19.	INDEMNITIES

19.1
The CONTRACTOR shall be responsible for and shall save, indemnify, defend and hold harmless the COMPANY GROUP from and against all claims, losses, damages, costs (including legal costs) expenses and liabilities in respect of:

(a)
subject to Clause 19.5, loss of or damage to property of the CONTRACTOR GROUP whether owned, hired, leased or otherwise provided by the CONTRACTOR GROUP arising from or relating to the performance of the CONTRACT; and

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(b)	personal injury including death or disease to any person employed by the CONTRACTOR GROUP arising from or relating to the performance of the CONTRACT; and

(c)
subject to any other express provisions of the CONTRACT, personal injury including death or disease or loss of or damage to the property of any third party to the extent that any such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of the CONTRACTOR GROUP. For the purposes of this Clause 19.1(c) "third party" shall mean any party which is not a member of the COMPANY GROUP or CONTRACTOR GROUP.

19.2
The COMPANY shall be responsible for and shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP from and against all claims, losses, damages, costs (including legal costs) expenses and liabilities in respect of:

(a)	loss of or damage to property of the COMPANY GROUP arising from or related to the performance of the CONTRACT located at the WORKSITE; and

(b)	personal injury including death or disease to any person employed by the COMPANY GROUP arising from or relating to the performance of the CONTRACT; and

(c)
subject to any other express provisions of the CONTRACT, personal injury including death or disease or loss of or damage to the property of any third party to the extent that any such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of the COMPANY GROUP. For the purposes of this Clause 19.2(c) "third party" shall mean any party which is not a member of the CONTRACTOR GROUP or COMPANY GROUP; and

(d)
loss of or damage to such permanent third party oil and gas production facilities and pipelines and consequential losses arising therefrom, as specified and defined in and in accordance with Appendix 1 to Section I - Form of Agreement where such loss or damage arises from or relates to the performance of the CONTRACT. The provisions of this Clause 19.2(d) shall apply notwithstanding the provisions of Clause 19.1(c).

19.3
Notwithstanding the provisions of Clause 19.1(c) and except as provided by Clause 19.1(a), Clause 19.1(b) and Clause 19.4 the COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP from and against any claim of whatsoever nature arising from pollution and/or contamination including without limitation such pollution or contamination emanating from the reservoir and/or from any equipment or property of the COMPANY GROUP or the CONTRACTOR GROUP arising from or related to the performance of the CONTRACT.

19.4
Notwithstanding the provisions of Clause 19.2(c) and except as provided by Clause 19.2(a), Clause 19.2(b), Clause 19.2(d) and Clause 19.10(b) the CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY GROUP from and against any claim of whatsoever nature arising from pollution arising from or relating to the performance of the CONTRACT where :

(a)	such pollution occurs on the premises of the CONTRACTOR GROUP; or

(b)	such pollution originates from the property or equipment of the CONTRACTOR GROUP whilst on CONTRACTOR GROUP provided transportation between the premises of the CONTRACTOR GROUP and the wellsite; or

(c)
to the extent of any negligence or breach of duty (whether statutory or otherwise) of the CONTRACTOR GROUP, such pollution emanates from the property or equipment of the CONTRACTOR GROUP which is located at the wellsite above the rotary table or above the bottom of the vessel where WORK is performed from a vessel, whichever is the higher, or pollution originating from any property or equipment of the CONTRACTOR GROUP whilst on COMPANY GROUP provided transportation.

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Notwithstanding the provisions of Clause 19.1(c) and except as provided by Clause 19.1(a) and Clause 19.1(b) the COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP for any claims, losses, damages, costs (including legal costs), expenses and liabilities in respect of Clause 19.4(c) above in excess of the CONTRACTOR’s limit of liability set out in Appendix 1 to Section I - Form of Agreement.

19.5
Notwithstanding the provisions of Clause 19.1(a) and except to the extent of fair wear and tear, the COMPANY shall reimburse the CONTRACTOR in respect of loss of or damage to property, materials or equipment of the CONTRACTOR GROUP which occurs whilst in-hole below the rotary table except to the extent that such damage is caused by the negligence or breach of duty (whether statutory or otherwise) of the CONTRACTOR GROUP.

The COMPANY’s liability for such loss or damage shall, subject to the depreciation provision in Clause 19.7 be either the actual repair or replacement cost, whichever is the lesser, as substantiated by the CONTRACTOR to the COMPANY. Where repair is possible, the COMPANY shall, at its sole option, reimburse the CONTRACTOR in respect of either the foregoing repair or replacement costs.

19.6
Notwithstanding the provisions of Clause 19.1(a), and except to the extent of fair wear and tear, if the CONTRACTOR can demonstrate that the CONTRACTOR GROUP’s equipment other than that located downhole has been subject to abnormal damage (meaning damage which could not be reasonably expected) which has resulted directly from corrosion, erosion or abrasion caused by the nature of the well effluent, the CONTRACTOR shall be reimbursed for the costs of repair or replacement resulting from such damage except to the extent that such damage is caused by the negligence or breach of duty (whether statutory or otherwise) of the CONTRACTOR GROUP. Where repair is possible, the COMPANY shall, at its sole option, reimburse the CONTRACTOR in respect of either the foregoing repair or replacement costs.

19.7
Any replacement cost for which the COMPANY is liable under Clause 19.5 and Clause 19.6 shall be reimbursed to the CONTRACTOR subject to the deduction of depreciation which shall be calculated from the substantiated date of the original purchase or the last refurbishment as applicable of each item or component part thereof, at the percentage rate per month applied to such replacement cost up to a percentage maximum as set out in Appendix 1 to Section I - Form of Agreement.

The CONTRACTOR shall notify the COMPANY in writing within thirty (30) days of the date of recorded loss or of return of the CONTRACTOR’s equipment to the CONTRACTOR as applicable giving full details of any loss and/or damage to such equipment and the amount of reimbursement due to the CONTRACTOR under Clause 19.5 and Clause 19.6.

19.8
Notwithstanding the provisions of Clause 19.1, the COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP from and against any claim of whatever nature relating to the costs of recovery of the property provided by the CONTRACTOR GROUP lost overboard during transportation by the COMPANY. Where the COMPANY elects to perform such recovery or is required to do so to comply with its statutory obligations, except to the extent that such claim arises as a consequence of the negligence or breach of duty (whether statutory or otherwise) of the CONTRACTOR GROUP, such costs shall include but not be limited to heavy lifting, uncovering and removal of the property and (where applicable) work at or below the water line, diving support, transportation to and from the agreed onshore base together with all costs of a similar nature. The COMPANY’s liability for wreck or debris removal shall include all direct and indirect costs incurred to comply with any law, rule, regulation, license or directive from a governmental, statutory or regulatory authority or similar authority that may have jurisdiction over the wreck recovery or debris removal.

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19.9
Subject to Clause 19.1 and Clause 19.4 but notwithstanding anything contained elsewhere in the CONTRACT to the contrary, the COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP against all claims, losses, damages, costs (including legal costs) expenses and liabilities resulting from:

(a)	loss of or damage to any well or hole; and

(b)	blow-out, fire, explosion, cratering or any other uncontrolled well condition (including the costs to control a wild well and the removal of debris); and

(c)	damage to any reservoir, geological formation or underground strata or the loss of oil or gas therefrom.

19.10	(a)
Except as provided by Clause 19.2, the CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY GROUP from and against all claims, losses, damages, costs (including legal costs), expenses and liabilities resulting from the use of radioactive tools downhole or any contamination therefrom (including retrieval and/or containment and clean up) to the extent that such losses are caused by the negligence or breach of duty (statutoiy or otherwise) of the CONTRACTOR GROUP. The CONTRACTOR’s liability arising therefrom shall be limited to the relevant sum specified in Appendix 1 to Section I - Form of Agreement.

(b)
Except as provided by Clause 19.1(a) and Clause 19.1(b), the COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP from and against all such claims, losses, damages, costs (including legal costs), expenses and liabilities in excess of the CONTRACTOR’s limit of liability referred to in Clause 19.10(a) and specified in Appendix 1 to Section I - Form of Agreement.

19.11
All exclusions and indemnities save for those under Clause 19.1(c), Clause 19.2(c), Clause 19.4(c), Clause 19.5, Clause 19.6 and Clause 19.10 (a) given under this Clause 19 and Clause 21 shall apply irrespective of cause and notwithstanding the negligence or breach of duty (whether statutory or otherwise) of the indemnified party or any other entity or party and shall apply irrespective of any claim in tort, under contract or otherwise at law.

19.12
If either party becomes aware of any incident likely to give rise to a claim under the above indemnities, they shall notify the other and both parties shall co-operate fully in investigating the incident.

19.13	Mutual Waiver and Indemnity

(a)	For the purpose of this Clause 19.13, the following definitions additional to those set out in Clause 1 General Conditions of Contract for Well Services - Edition 2 - March 2001 shall apply:

(i)	"OTHER CONTRACTOR" shall mean any other contractor engaged by the COMPANY to perform work at the offshore WORKSITE or other wellsite and which has entered into contract(s) with the COMPANY; and

(ii)
"OTHER CONTRACTOR GROUP" shall mean the OTHER CONTRACTOR, its subcontractors, its and their AFFILIATES, its and their respective directors, officers and employees (including agency personnel) but shall not include any member of the COMPANY GROUP or the CONTRACTOR GROUP.

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(b)
Commencing from the effective date on which any OTHER CONTRACTOR became bound by a clause effectively containing the same undertaking as this Mutual Waiver and Indemnity, in any contract which any OTHER CONTRACTOR has entered into with the COMPANY, and for the duration that the OTHER CONTRACTOR remains bound by the provisions of such clause, the CONTRACTOR shall save, indemnify, defend and hold harmless the OTHER CONTRACTOR GROUP from and against all claims, losses, damages, costs (including legal costs), expenses and liabilities in respect of :

(i)	loss of or damage to property of the CONTRACTOR GROUP whether owned, hired, leased or otherwise provided by the CONTRACTOR GROUP arising from or relating to the performance of the CONTRACT; and

(ii)	personal injury including death or disease to any person employed by the CONTRACTOR GROUP arising from or related to the performance of the CONTRACT; and

(iii)
any consequential loss sustained by the CONTRACTOR GROUP. Consequential losses shall mean indirect losses and/or loss of production, loss of product, loss of use and loss of revenue, profit or anticipated profit, arising from or relating to the performance of the CONTRACT and whether or not such losses were foreseeable at the time of entering into the CONTRACT.

(c)
All exclusions and indemnities given under this Mutual Waiver and Indemnity shall apply irrespective of cause and notwithstanding the negligence or breach of duty (whether statutory or otherwise) of the indemnified party or any other entity or party and shall apply irrespective of any claim in tort, under contract or otherwise at law.

(d)
All the CONTRACTOR’s insurances shall be endorsed to provide that underwriters waive any rights of recourse, including in particular subrogation rights against the OTHER CONTRACTOR and its AFFILIATES to the extent of the obligations assumed herein.

20. INSURANCE BY CONTRACTOR

20.1
The CONTRACTOR shall arrange as a minimum the insurances set out in this Clause 20 and ensure that they are in full force and effect throughout the life of the CONTRACT. All such insurances shall be placed with reputable and substantial insurers, satisfactory to the COMPANY, and shall for all insurances (including insurances provided by SUBCONTRACTORS) other than Employers Liability Insurance/Workmen’s Compensation to the extent of the liabilities assumed by the CONTRACTOR under the CONTRACT, include the COMPANY, CO-VENTURERS and its and their respective AFFILIATES as additional assureds. All insurances required under this Clause 20 shall be endorsed to provide that underwriters waive any rights of recourse, including in particular subrogation rights against the COMPANY, CO-VENTURERS and its and their respective AFFILIATES in relation to the CONTRACT to the extent of the liabilities assumed by the CONTRACTOR under the CONTRACT. Such insurances shall also where possible, provide that the COMPANY shall be given not less than thirty (30) days' notice of cancellation of or material change to cover. The provisions of this Clause 20 shall in no way limit the liability of the CONTRACTOR under the CONTRACT.

20.2	The insurances required to be effected under Clause 20.1 shall be as follows (to the extent that they are relevant to the WORK):

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(a)
Employers Liability and/or (where the jurisdiction of where the WORK is to be performed or under which the employees employed requires the same) Workmen’s Compensation insurance covering personal injury to or death of the employees of the CONTRACTOR engaged in the performance of the WORK to the minimum value required by any applicable legislation including extended cover (where required) for working offshore or such greater sum as is set out in Appendix 1 to Section I - Form of Agreement; and

(b)
General Third Party Liability insurance for any incident or series of incidents covering the operations of the CONTRACTOR in the performance of the CONTRACT, in an amount not less than that set out in Appendix 1 to Section 1 - Form of Agreement; and

(c)	Third Party and Passenger Liability insurance and other motor insurance as required by applicable jurisdiction; and

(d)	Such further insurances (if any) as set out in Appendix 1 to Section I - Form of Agreement.

20.3	The CONTRACTOR shall supply the COMPANY with evidence of such insurance on demand.

20.4	The CONTRACTOR shall procure that SUBCONTRACTORS are insured to appropriate levels as may be relevant to their work.

21.	CONSEQUENTIAL LOSS

21.1
For the purposes of this Clause 21 the expression "Consequential Loss" shall mean indirect losses and/or loss of production, loss of product, loss of use and loss of revenue, profit or anticipated profit, arising from or related to the performance of the CONTRACT and whether or not such losses were foreseeable at the time of entering into the CONTRACT.

21.2
Notwithstanding any provisions to the contrary elsewhere in the CONTRACT and except to the extent of any agreed liquidated damages (including any predetermined termination fees) provided for in the CONTRACT, the COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP from the COMPANY GROUFs own Consequential Loss and the CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY GROUP from the CONTRACTOR GROUP’S own Consequential Loss.

22.	CONFIDENTIALITY

22.1	The CONTRACTOR shall at no time without the prior agreement of the COMPANY either:

(a)	make any publicity releases or announcements concerning the subject matter of the CONTRACT; or

(b)
except as may be necessary to enable the CONTRACTOR to perform itsobligations under the CONTRACT, use, reproduce, copy, disclose to, place at the disposal of or use on behalf of any third party or enable any third party to use, peruse or copy any information including but not limited to drawings, data, and computer software which:

(i) is provided to the CONTRACTOR by or on behalf of the COMPANY, the CO-VENTURERS or its or their AFFILIATES in or in relation to the CONTRACT; or

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(ii)       vest in the COMPANY in accordance with the CONTRACT; or

(iii)      the CONTRACTOR prepares in connection with the WORK.

22.2	The provisions of Clause 22.1 shall not apply to information which:
(a)	is part of the public domain; or

(b)	was in the possession of the CONTRACTOR prior to award of the CONTRACT and which was not subject to any obligation of confidentiality owed to the COMPANY; or

(c)	was received from a third party whose possession is lawful and who is under no obligation not to disclose; or

(d)
is required to be disclosed in order to comply with the requirements of any law, rule or regulation of any governmental or regulatory body having jurisdiction over the WORK or the CONTRACTOR, or of any relevant stock exchange; or

(e)	is used or disclosed by the CONTRACTOR five (5) years or more after the completion of the WORK.

22.3
The CONTRACTOR shall ensure that the provisions of this Clause 22 are incorporated in any SUBCONTRACT and that the officers, employees and agents of the CONTRACTOR and of the SUBCONTRACTORS comply with the same.

22.4
All information provided by the CONTRACTOR which the CONTRACTOR wishes to remain confidential shall be clearly marked as confidential provided however that any such information relating to the CONTRACTOR’s pricing and trade secrets shall always be treated as confidential by the COMPANY without any necessity on the part of the CONTRACTOR to clearly mark as such. In respect of such confidential information, the COMPANY shall be entitled to:

(a)	disclose to and authorise use by the COMPANY GROUP; and

(b)	disclose pursuant to any statutory or other legal requirement; and

(c)
subject to the CONTRACTOR’s prior consent, which shall not be unreasonably withheld or delayed, disclose to and authorise use by third parties to the extent necessary for the execution and maintenance of the project in connection with which the WORK is to be performed.

Notwithstanding the above, the COMPANY shall, and shall ensure that its officers, employees and agents take all reasonable measures to protect confidential information of the CONTRACTOR concerning or arising from the CONTRACT for a period of five (5) years from THE EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT.

23. TERMINATION

23.1
The COMPANY shall have the right by giving notice to terminate all or any part of the WORK or the CONTRACT at such time or times as the COMPANY may consider necessary for any or all of the following reasons:

(a)	to suit the convenience of the COMPANY; OR

(b)	subject only to Clause 23.2 in the event of any default on the part of the CONTRACTOR; OR

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(c)
in the event of the CONTRACTOR becoming bankrupt or making acomposition or arrangement with its creditors or a winding-up order of the CONTRACTOR being made or (except for the purposes of amalgamation or reconstruction) a resolution for its voluntary winding-up passed or a provisional Liquidator, Receiver, Administrator or Manager of its business or undertaking appointed or presenting a petition or having a petition presented applying for an administration order to be made pursuant to Section 9 Insolvency Act 1986, or possession being taken by or on behalf of the holders of any debenture secured by a Floating Charge of any property comprised in or subject to the Floating Charge, or any equivalent act or thing should be done or suffered under any applicable law.

23.2
In the event of default on the part of the CONTRACTOR and before the issue by the COMPANY of an order of termination of all or any part of the WORK or the CONTRACT, the COMPANY shall give notice of default to the CONTRACTOR giving the details of such default. If the CONTRACTOR upon receipt of such notice does not commence and thereafter continuously proceed with action satisfactory to the COMPANY to remedy such default the COMPANY may issue a notice of termination in accordance with the provisions of Clause 23.1.

23.3
In the event of the COMPANY giving the CONTRACTOR notice of termination of all or any part of the WORK or the CONTRACT, such notice shall become effective on the date specified therein (or in the absence of any specified date at the date of receipt of the notice) whereupon the CONTRACTOR shall immediately:

(a)	cease performance of the WORK or such part thereof as may be specified in the notice; and

(b)	allow the COMPANY or its nominee full right of access to take over the WORK or the relevant part of the WORK; and

(c)
assign to the COMPANY, or its nominee, to the extent desired by the COMPANY all or the relevant parts of the rights, titles, liabilities and SUBCONTRACTS relating to the WORK which the CONTRACTOR may have acquired or entered into.

In the event of termination under Clause 23.1(b) or Clause 23.1(c) the COMPANY shall have the right to obtain completion of the WORK or the relevant part of the WORK by other contractors.

23.4
In the event of termination under Clause 23.1(a) the CONTRACTOR shall be entitled to payment as set out in Section III - Remuneration for the part of the WORK performed in accordance with the CONTRACT together with such other payments and fees as may be set out in that Section or in the absence of any such provisions such reasonable costs as agreed between the parties at the time of termination.

23.5
In the event of termination of part of the WORK in accordance with Clause 23.1(b) the CONTRACTOR shall be entitled to payment only as set out in Section III - Remuneration for the part of the WORK performed in accordance with the CONTRACT, Any additional costs reasonably incurred by the COMPANY as a direct result of such termination shall be recoverable from the CONTRACTOR. The CONTRACTOR’s liability in respect of such additional costs shall be limited to the sum specified in Appendix 1 to Section I - Form of Agreement.

23.6	In the event of termination of all of the WORK or the CONTRACT in accordance with Clause 23.1(b) or Clause 23.1(c) the following conditions shall apply:

(a)
the CONTRACTOR shall cease to be entitled to receive any money or monies on account of the CONTRACT until the costs of completion and all other costs arising as a result of the CONTRACTOR’S default or other events giving rise to the termination have been finally ascertained;

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(b)
thereafter and subject to any deductions that may be made under the provision of the CONTRACT the CONTRACTOR shall be entitled to payment only as set out in Section III - Remuneration for the part of the WORK completed in accordance with the CONTRACT up to date of termination, and

(c)
any additional costs reasonably incurred by the COMPANY as a direct result of the CONTRACTOR’s default or other events giving rise to termination shall be recoverable from the CONTRACTOR. The CONTRACTOR’s liability in respect of such additional costs shall be limited to the sum specified in Appendix 1 to Section I - Form of Agreement.

23.7	(a)	In the event of termination of the CONTRACT the rights and obligations of the parties included in the following Sections and Clauses shall remain in full force and effect:

(i)	Section I - Form of Agreement; and

(ii)	Section II - Conditions of Contract Clauses 4, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 29 and 30; and

(iii)	Such additional Clauses and Special Conditions of Contract (if any) as are set out in Appendix 1 to Section I - Form of Agreement;

(b)	In the event of termination of all or any part of the WORK the whole of the CONTRACT shall remain in full force and effect.

23.8
Notwithstanding Clause 13.5, Clause 23.5 and Clause 23.6, should a suspension for any one incident lead to termination of the WORK, the CONTRACTOR’s cumulative liability for the COMPANY’s additional costs in respect of that suspension and termination shall be limited to the sum specified in Appendix 1 to Section I - Form of Agreement.

24* AUDIT

24.1
During the course of the WORK and for a period ending two (2) years thereafter, the COMPANY or its duly authorised representative shall have the right to audit at all reasonable times and, upon request, take copies of all of the CONTRACTOR’S records, books, personnel records, accounts, correspondence, memoranda, receipts, vouchers and other papers of every kind relating to:

(a)	all invoiced charges made by the CONTRACTOR on the COMPANY; and

(b)	any provision of this CONTRACT under which the CONTRACTOR has obligations the performance of which is capable of being verified by audit.

In this respect the COMPANY shall not be entitled to investigate the make up of rates and lump sums included in the CONTRACT except to the extent necessaiy for the proper evaluation of any VARIATIONS.

24.2
The CONTRACTOR shall co-operate fully with the COMPANY and/or its representatives in the carrying out of any audit required by the COMPANY. The COMPANY will conduct any audit in a manner which will keep to a reasonable minimum any inconvenience to the CONTRACTOR.

24.3	The CONTRACTOR shall obtain equivalent rights of audit to those specified above from all SUBCONTRACTORS and will cause such rights to extend to the COMPANY.

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25. LIENS

25.1	The CONTRACTOR shall not claim any lien, charge or the like on the WORK or on any property of the COMPANY in the possession of the CONTRACTOR or at the WORKSITE.

25.2
Without prejudice to any other provisions of this Clause 25, the CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY from and against all liens, attachments, charges or claims by any SUBCONTRACTORS in connection with or arising out of the CONTRACT.

25.3	The CONTRACTOR shall immediately notify the COMPANY of any possible lien, attachment, charge or claim which may affect the WORK or any part thereof.

25.4
If at any time there is evidence of any lien, attachment, charge or claim to which, if established, the COMPANY or its property might be subjected, whether made by any persons against the CONTRACTOR or made by any SUBCONTRACTOR against the COMPANY, then the COMPANY shall have the right to withhold and/or set off or otherwise recover from the CONTRACTOR such sum of money as will fully indemnify the COMPANY against any such lien, attachment, charge or claim.

25.5
Before withholding any payment due to the CONTRACTOR in accordance with Clause 25.4, the COMPANY shall give to the CONTRACTOR a reasonable opportunity to demonstrate that the purported lien, attachment, charge or claim is either unenforceable or is covered by the provisions of an enforceable policy of insurance.

25.6	For the purpose of this Clause 25 references to the COMPANY shall include the CO- VENTURERS and its and their AFFILIATES and references to the CONTRACTOR shall include its AFFILIATES.

26 BUSINESS ETHICS

26.1
The COMPANY shall be entitled to terminate the WORK and to recover from theCONTRACTOR the amount of any loss or damage resulting from such a termination if any member of the CONTRACTOR GROUP shall in relation to the CONTRACT, have committed any act whether before, on or after THE EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT, which is an offence under the Prevention of Corruption Acts 1889 - 1916, or any statutory amendment, modification or re- enactment thereof, or would have constituted such an offence if;

(a)	such member of the CONTRACTOR GROUP, not being an agent hereunder, was deemed for this purpose to be an agent; or

(b)	the act, having been committed outside the United Kingdom had been committed within the United Kingdom; or

(c)	the CONTRACTOR, having been requested to do so by the COMPANY, refuses to remove from the WORK the member of the CONTRACTOR GROUP who has committed the relevant act.

27. GENERAL LEGAL PROVISIONS

27.1 Waiver

None of the terms and conditions of the CONTRACT shall be considered to be waived by either the COMPANY or the CONTRACTOR unless a waiver is given in writing by one party to the other. No failure on the part of either party to enforce any of the terms and conditions of the CONTRACT shall constitute a waiver of such terms.

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27.2	Retention of Rights

Subject to the provisions of Clause 19, unless otherwise specifically stated in the CONTRACT, both the COMPANY and the CONTRACTOR shall retain all rights and remedies, both under the CONTRACT and at law, which either may have against the other.

The CONTRACTOR shall not be relieved from any liability or obligation under the CONTRACT by any review, approval, authorisation, acknowledgement or the like, by the COMPANY.

27.3	CONTRACTOR’s AFFILIATES

Any limitation of liability given by the COMPANY to the CONTRACTOR under the CONTRACT shall include the AFFILIATES of the CONTRACTOR.

27.4	Independence of the CONTRACTOR

The CONTRACTOR shall act as an independent contractor with respect to the WORK and shall exercise control, supervision, management and direction as to the method and manner of obtaining the results required by the COMPANY.

27.5	Proper Law and Language

The CONTRACT shall be construed and take effect in accordance with English Law excluding those conflict of law rules and choice of law principles which would deem otherwise, and subject to the provisions of Clause 28, shall be subject to the exclusive jurisdiction of the English Courts.

The ruling language of the CONTRACT shall be the English Language.

27.6	Notices

All notices in respect of the CONTRACT shall be given in writing and delivered by hand, by telex, by telefax or by first class post to the relevant address specified in Appendix 1 to Section I - Form of Agreement and copied to such other office or offices of the parties as shall from time to time be nominated by them in writing to the other.

Such notices shall be effective:

(a)	if delivered by hand, at the time of delivery; or

(b)	if sent by telex or telefax, on the first working day at the recipient address following the date of sending; or

(c)	if sent by first class post, forty eight (48) hours after the time of posting,

27.7	Status of COMPANY

The COMPANY enters into the CONTRACT for itself and as agent for and on behalf of the other CO-VENTURERS. Without prejudice to the provisions of Clause 29 and notwithstanding the above:

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(a)
the CONTRACTOR agrees to look only to the COMPANY for the due performance of the CONTRACT and nothing contained in the CONTRACT will impose any liability upon, or entitle the CONTRACTOR to commence any proceedings against any CO-VENTURER other than the COMPANY; and

(b)
the COMPANY is entitled to enforce the CONTRACT on behalf of all CO- VENTURERS as well as for itself. For that purpose the COMPANY may commence proceedings in its own name to enforce all obligations and liabilities of the CONTRACTOR and to make any claim which any CO- VENTURER may have against the CONTRACTOR; and

(c)
All losses, damages, costs (including legal costs) and expenses recoverable by the COMPANY pursuant to the CONTRACT or otherwise shall include the losses, damages, costs (including legal costs) and expenses of the COMPANY’s CO-VENTURERS and its and their respective AFFILIATES except that such losses, damages, costs (including legal costs) and expenses shall be subject to the same limitations or exclusions of liability as are applicable to the COMPANY or the CONTRACTOR under the CONTRACT.

27.8	Entire Agreement

The CONTRACT constitutes the entire agreement between the parties hereto with respect to the WORK and supersedes all prior negotiations, representations or agreements related to the CONTRACT, either written or oral. No amendments to the CONTRACT shall be effective unless evidenced in writing and signed by the parties to the CONTRACT.

27.9	Mitigation of Loss

Both the COMPANY and the CONTRACTOR shall take all reasonable steps to mitigate any loss resulting from any breach of CONTRACT by the other party.

27.10	Extent of Exclusion or Limitation of Liability

Any exclusion or limitation of liability under the CONTRACT shall exclude or limit such liability not only in contract but also in tort or otherwise at law.

27.11	Invalidity and Severability

If any provision of this CONTRACT shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect the other provisions of this CONTRACT and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The COMPANY and the CONTRACTOR hereby agree to attempt to substitute, for any invalid or unenforceable provision, a valid or enforceable provision which achieves to the greatest possible extent, the economic, legal and commercial objectives of the invalid or unenforceable provision.

27.12	Interpretation of Well Data

The CONTRACTORS interpretation of well or other related data is a matter of opinion on which professional geophysicists or analysts may differ. Accordingly, the CONTRACTOR does not warrant the accuracy or completeness of any data or interpretations, recommendations or reservoir or other models based on such data or interpretations. The CONTRACTOR does not accept responsibility for decisions by the COMPANY on matters of policy regarding any subsequent operations.

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28.	RESOLUTION OF DISPUTES

28.1	Any dispute between the COMPANY and the CONTRACTOR in connection with or arising out of the CONTRACT or the WORK shall be resolved by means of the following procedure:

(a)	the dispute shall initially be referred to the COMPANY REPRESENTATIVE and CONTRACTOR REPRESENTATIVE who shall discuss the matter in dispute and make all reasonable efforts to reach an agreement;

(b)
if no agreement is reached under Clause 28.1(a) the dispute shall be referred to the two persons named in Appendix 1 to Section I - Form of Agreement. Such persons are nominated one by the COMPANY and one by the CONTRACTOR. Such persons may be replaced by the party which nominated them by notice to the other party ;

(c)	if no agreement is reached under Clause 28.1(b) the dispute shall be referred to the Managing Directors of the COMPANY and the CONTRACTOR.

28.2	In the absence of any agreement being reached on a particular dispute either party may take appropriate action in the Courts to resolve the dispute at any time.

28.3
Whilst any matter or matters are in dispute, the CONTRACTOR shall proceed with the execution and completion of the WORK and both the CONTRACTOR and the COMPANY shall comply with all the provisions of the CONTRACT.

29.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

29.1
Subject to Clause 29.3, the parties intend that no provision of the CONTRACT shall, by virtue of the Contracts (Rights of Third Parties) Act 1999 ("the Act") confer any benefit on, nor be enforceable by any person who is not a party to the CONTRACT.

29.2
For the purpose of this Clause 29, "Third Party" shall mean any member of the COMPANY GROUP (other than the COMPANY) or CONTRACTOR GROUP (other than the CONTRACTOR) or in respect of the provisions of Clause 19.13 hereof, the OTHER CONTRACTOR GROUP.

29.3	Subject to the remaining provisions of the CONTRACT,

(a)	Clause 17.7, Clause 17,8, Clause 19, Clause 20 and Clause 21 are intended to be enforceable by a Third Party; and

(b)	Clause 27.3 is intended to be enforceable by the AFFILIATES of the CONTRACTOR by virtue of the Act.

29.4
Notwithstanding Clause 29.3, the CONTRACT may be rescinded, amended or varied by the parties to the CONTRACT without notice to or the consent of any Third Party even if, as a result, that Third Party’s right to enforce a term of this CONTRACT may be varied or extinguished.

29.5	The rights of any Third Party under Clause 29.3 shall be subject to the following

(a)
any claim, or reliance on any term of the CONTRACT by a Third Party against a party to the CONTRACT shall be notified in writing in accordance with the requirements of Clause 19.12 and Clause 27.6 by such Third Party to each party to the CONTRACT as soon as such Third Party becomes aware that an event is likely to give rise to such a claim and such notification shall contain the following information as a minimum:

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(i)	details of the occurrence giving rise to the claim; and

(ii)	the right relied upon by the Third Party under the CONTRACT,

(b)
the provisions of Clause 28 shall apply in respect of any claim by a Third Party in that the relevant parties agree to resolve any dispute between them in a prompt and amicable manner by adopting the provisions of Clause 28.

(c)	the Third Party’s written agreement to submit irrevocably to the jurisdiction of the English Courts in respect of all matters relating to such rights.

29.6	In enforcing any right to which it is entitled by virtue of the Act and the provisions of this CONTRACT, the remedies of a Third Party shall be limited to damages.

29.7	A Third Party shall not be entitled to assign any benefit or right conferred on it under this CONTRACT by virtue of the Act.

30. CUSTOMS PROCEDURES

30.1
When applicable the COMPANY and the CONTRACTOR shall each apply to HM Customs and Excise for Shipwork End Use (SEU) and shall also where appropriate apply for Inward Processing Relief (IPR), Outward Processing Relief (OPR) and Returned Goods Relief (RGR) for their respective import, export and re-import of materials, goods, tools, equipment and supplies required for the CONTRACT.

30.2
The CONTRACTOR undertakes to import, export and re-import any items for the WORK which are subject to Customs control in such a way as to enable maximum advantage to be taken of HM Customs and Excise procedures.

30.3
The COMPANY and the CONTRACTOR shall each develop with government authorities, customs procedures for their respective export to the WORKPOINT and re-import from the WORKPOINT of all materials, goods, tools, equipment and supplies to be provided under the CONTRACT.

30.4
The COMPANY and the CONTRACTOR shall each respectively be accountable and liable for compliance with Customs procedures based on each party being a Customs authorised trader and who is in possession (not ownership) of the items subject to Customs control at any given time.

30.5	For the purpose of this Clause 30, "WORKPOINT" shall mean an offshore location or vessel from which exploration or exploitation of oil and/or gas is carried out.

30.6
The CONTRACTOR shall pay and make payment at such times when due and payable, all import / export licenses and import/export taxes and duties on materials, goods, tools, equipment and supplies required for the CONTRACT and imported or exported by the CONTRACTOR.

30.7	Where equipment and materials are sold to the COMPANY under the CONTRACT the CONTRACTOR shall :

(a)
prepare and provide to the COMPANY full documentation to show and certify all information regarding items subject to Customs control, including the origin, customs status and customs commodity code number as may benecessary for the COMPANY to minimise or nullify the effect of customs duty on such items; and make available on a confidential basis to HM Customs and Excise all data reasonably necessary to enable the CONTRACTOR to obtain the maximum benefits in terms of reliefs and shall pass all such benefits in full to the COMPANY; and inform the COMPANY without delay in the event that the CONTRACTOR is unsuccessful in any application for reliefs. In such event, the COMPANY shall have the option to import or export or re-import any items affected under its own authorised procedure.

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WELL SER VICES SECTION I - FORM OF AGREEMENT

(SAMPLE)

This CONTRACT is made between the following parties:

having its registered office at _____

hereinafter called the "COMPANY* and

having its main or registered office at _________________________________________

hereinafter called the "CONTRACTOR".

WHEREAS:

1)	the COMPANY wishes that the WORK shall be carried out, all as described in the CONTRACT; and

2)	the CONTRACTOR wishes to carry out the WORK in accordance with the terms of the CONTRACT.

NOW:

The parties hereby agree as follows:

1)
in the CONTRACT all capitalised words and expressions shall have the meanings assigned to them in this FORM OF AGREEMENT or elsewhere in the CONTRACT. Such words and expressions shall have the same defined meaning whether used in the singular or the plural.

2)	the following Sections shall be deemed to form and be read and construed as part of the CONTRACT:

1.         Section I Form of Agreement including Appendix 1

2.         Section II a) General Conditions of Contract for Well Services - Edition 2
- March 2001

b) Special Conditions of Contract

3.	Section III	Remuneration

4.	Section IV	Scope of Work

5.	Section V	Health, Safety and Environment

6.	Section VI	Company’s General Obligations

The Sections shall be read as one document, the contents of which, in the event of ambiguity or contradiction between Sections, shall be given precedence in the order listed, with the exception that the Special Conditions of Contract shall take precedence over the General Conditions of Contract.

3)	In accordance with the terms and conditions of the CONTRACT, the CONTRACTOR shall perform and complete the WORK and the COMPANY shall pay the CONTRACT PRICE,

4)	The terms and conditions of the CONTRACT shall apply from the date specified in Appendix 1 to this Section I - Form of Agreement which date shall be the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT.

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5)	The duration of the CONTRACT shall be as set out in Appendix 1 to this Section IForm of Agreement.

The authorised representatives of the parties have executed the CONTRACT in duplicate upon the dates indicated below:

For:	For:

(CONTRACTOR)	(COMPANY)

Name:	Name:

Title:	Title:

Date:	Date:

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APPENDIX 1 TO SECTION I - FORM OF AGREEMENT

Reference Section I

Clause 4	The EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT is

Clause 5	The duration of the CONTRACT is ____________________________________________

Section II

Clause 3.1(a)	The COMPANY REPRESENTATIVE is __________________________________________

The CONTRACTOR REPRESENTATIVE is _______________________________________

Clause 4.5(b)	Materials and Equipment with no implied warranties etc.

The COMPANY designated heliport is __________________________________________
Clause 5.1	The COMPANY designated supply base is _______________________________________

The defects notification periods are

Clause 10.1	(a) ______________________________________________________________________

(b) ______________________________________________________________________

Limit of liability for defective WORK:

Clause 10.2	The sum is ________________________________________________________________

Limit of liability for additional costs:

Clause 10.4	The sum is ________________________________________________________________

Limit of liability for additional costs for suspension:

Clause 13.5	The sum is ________________________________________________________________

The period of suspension is ___________________________________________________

Clause 13.8	Latest time for receipt of invoices after completion of the whole of the WORK __________

Clause 14.3	The address for invoicing is ___________________________________________________

Clause 14.5	Interest rate per annum - Base Rate plus ___________ percent p.a.

Clause 14.9	Rights shall vest in __________________________________________________________

Clause 17.4	This indemnity is given in respect of the following property and is subject to any exclusions or limitations specified below:

Clause	(i) Property directly affected by the WORK ________________________________________

19.2(d)	(ii) Other property ___________________________________________________________

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(iii) For the purposes of 19.2(d) only, consequential losses shall mean

Clause 19.4	Limit of liability for pollution in respect of Clause 19.4(c):

The sum is ________________________________________________________________

Clause 19.7	Depreciation rate per month of _________________%

Depreciation maximum of _____________________%

Clause 19.10	Limit of Liability for costs:

The sum is ________________________________________________________________

Clause 20.2	Insurance by CONTRACTOR, the amounts are

20.2(a) Employers Liability ____________________________________________________

20.2(b) General Third Party ____________________________________________________

20.2(d) Other insurances (if applicable) ___________________________________________

Clause 23.5	Limit of liability for additional costs of termination:

The sum is ________________________________________________________________

Clause 23.6(c) Limit of liability for additional costs of termination:

The sum is ________________________________________________________________

Clause 23.7(a)(iii) Additional Clauses and Special Conditions remaining in full force and effect shall be:

Clause 23.8	Cumulative limit of liability for additional costs of suspension and termination:

The sum is ________________________________________________________________

Clause 27.6	The addresses for the service of notices are:

(i) The COMPANY __________________________________________________________

(ii) The CONTRACTOR _______________________________________________________

Clause 28.1(b) Resolution of Disputes. The nominees are:

(i) The COMPANY

(ii) The CONTRACTOR

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WELL SERVICESWELL SERVICESWELL SERVICES
General Conditions of Contract for Well Services

Part 2 - Guidance Notes

Guidance Notes: Edition 2 - March 2001

WELL SER VICES GUIDANCE NOTES

Well Services General Conditions of Contract

Introduction

The model contract for which these guidance notes are written is the General Conditions of Contract for Well Services, Edition 2, March 2001,

For guidance on use of this model, see "Intended Applications", below.

The case for a standard approach

By common consent the UKCS is in its maturity, resulting in increasing unit costs and competition for investment from other prospective oil provinces across the world. These circumstances make the need for efficiency in support of operations, while always necessary, even more important. Consider therefore how we have traditionally managed contracting for goods and services.

Invitations to Tender issued by UKCS operators contained individual specific contract terms and conditions. More often than not these terms would differ from the form previously seen by contractors thus necessitating a fresh review on each and every occasion. A variety of contracts, legal and project/operational personnel will typically be involved in this process. The contract form issued by the operator would normally be drafted in the operator’s favour, anticipating, and receiving, lengthy qualifications by tenderers. Tenderers in turn would demand more concessions than they would expect the operator to agree to as "negotiation" was expected. Often lengthy discussion follows, involving many individuals, before an agreed position is reached.

The above, on an industry wide basis, taking into account the number of operators, contractors and suppliers involved and the whole range of exploration, development and production activities covered, will have a very significant resource and cost impact.

What did or does this process achieve? For many who have worked with this arrangement over many years the belief is that it achieves very little. Risk is not managed or allocated where it can most appropriately be borne, rather it is pushed from one party to another depending on prevailing market conditions. Additional insurance costs can result and contract costs may be increased due to uncertainties and/or contingencies being added. Ultimately, however, the contracts that are signed by different operators and contractors often end up being remarkably alike.

So there is a compelling case for standard contracts, not, it should be said, in the case of scopes of work, company health, safety and environment matters, technical specifications, or in the area of true commercial and pricing issues, where of course it is normal and necessary to encourage competition, innovation and a vigorous relationship between contracting parties. Standardisation in this context deals only with the general terms and conditions, the "boiler plate", where little value, but significant cost, attaches to a repetitive adversarial approach.

Purpose of Model Contract

The purpose of the model General Conditions of Contract is to provide a commonly known and understood foundation around which the Company and the Contractor can build their particular requirements.

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This eliminates much of the effort historically spent reviewing, qualifying and reviewing qualifications to the many different sets of general conditions offered by the industry. That time is now available to focus on developing specific terms directly beneficial to the work to be done.

The model General Conditions are supported by a model Form of Agreement which includes a schedule of other sections to the contract. These facilities allow the Company to shape the total contract to match the Scope of Work.

Provision is made in the model Form of Agreement for Special Conditions of Contract. This enables the Company, in negotiation with the Contractor, to adapt the General Conditions as necessary to suit their specific requirements and purpose.

Purpose of Guidance Notes

During the development of the General Conditions it was considered that the meanings and intentions behind certain parts of the General Conditions might usefully be explained for the benefit of users. These guidance notes make those explanations. They are intended for use by practitioners in the industry as practical support in getting the best value from using the Model Contracts. These guidance notes do not form part of the General Conditions of Contract and are not to be taken as a legal interpretation of the General Conditions.

Intended Applications

The Well Services General Conditions have been prepared to serve scopes of work for service contracts associated with well engineering work.

Feedback

It is intended that these model contracts should be documents that evolve to meet the changing needs of the industry. To this end it is important that the industry provides feedback on its experience with use of the model contracts.

LOGIC requests specifically:

•	details of common areas of concern which give rise to consistent modifications to material terms of the Contract through custom and usage,

•	case histories of the model contracts being either helpful or unhelpful with specific detail of why that was so,

•	recommendations to develop the scope of existing model contracts or additional models which would serve the industry well,

•	suggested modifications or additions to the guidance notes.

All feedback should be sent in the first instance to;

Contracts for the Offshore Oil and Gas Industry: Comments LOGIC,
Exploration House, Offshore
Technology Park ABERDEEN.
AB23 8GX

Note:
At the time of printing, consideration is being given to a Model Contracts web page to be constructed as part of the LOGIC website - www.logic-oil.com Use of this medium, when available, for feedback is recommended.

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Acknowledgements

LOGIC wishes to acknowledge the contributions made by the UKOOA Competition and Supply Committee, IPLOCA, IADC, OCA, WSCA, members of the specialist sub committees, and the work of the Standard Contracts Committee in preparing the model contracts.

Current members of the Standard Contracts Committee are:

Eric Johnston	Amerada Hess Limited Shell UK Limited Santa Fe Drilling Company (North Sea)	Chairman
Roger Reynolds	Limited/International Association of Drilling Contractors	Secretary

David Bell	Wood Group Engineering Limited/Offshore Contractors Association

Nick Brown	Talisman Energy (UK) Limited ALSTOM Power UK Limited Coflexip Stena Offshore Limited/International Marine Contractors Association

Jacquelynn Craw	Shell UK Limited

Barry Coulson	Trinity International Services Ltd/Offshore Contractors Association

Denise Greenhalgh	BP Exploration Operating Company Limited BJ Services Company/Well Services Contractors Association

Peter Holland Stuart	U.K.Offshore Operators Association

MacBride

Alan Mclnnes

Jack Meredith

David Odling

Mark Watson

Acknowledgements are extended also to the following past members of the committee for their contributions:

John Chandler - Contracts Consultant, Lynette Marne ~ Crine Network Facilitiator, Peter Foreman - Kvaerner Oil & Gas, Mike Hobson - Arco, Ian Kelly - Santa Fe/IADC, Seamus Kilgallan - Shell UK Limited, Jim McGregor - BP Exploration, Steve Nuttall - Scottish Enterprise, Johan Rasmussen - Stolt Comex Seaway, Judith Tocher - Halliburton, David Richardson - Sonat/IADC, Paul Archer - Schlumberger, David Goulding - ALSTOM Power.

AMEC Services Limited

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Other Relevant Publications

The following publications may be of interest to users of this document. Model General Conditions of Contract (with supporting Guidance Notes)

•         Construction

•         Marine Construction

•         Offshore Services

•         Onshore Services

•         Well Services

•         Design

•         Mobile Drilling Rig

•         Supply of Major Items of Plant and Equipment

•         Purchase Order Terms and Conditions (Short Form)

•         Small/Medium Enterprises (SME) Services

•         Subcontract Small/Medium Enterprises (SME) Services

Copies of these documents can be obtained from:

Portland Press Ltd.,
Commerce Way,
Whitehall Industrial Estate,
Colchester.
C02 8HP
U.K.

Tel: +44(0)1206 796351
Fax: +44(0) 1206 799331
Email: sales@portlandpress.com

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Explanatory Notes

1.	Structure of the Contract

1.1
The structure of the Contract that has been assumed is set out in the Sample Form of Agreement attached to the General Conditions of Contract. There, a number of Sections are listed which, in some cases, are referred to in the General Conditions of Contract. The document has been drafted in this way in an attempt to make the use and understanding of Contracts as easy as possible. It is however recognised that some Operating Companies and Main Contractors may not wish to set out their Contracts in this way. If certain of the Sections listed are not required, this can easily be taken into account in the Special Conditions of Contract (Section II b) by including a Clause which details where the relevant information can be found and changes all references to discarded Sections.

1.2
A Form of Agreement must of course be drafted taking into account the specific Contract to which it relates. The Sample Form should not however require much if any alteration. The Appendix 1 attached to the Form of Agreement must however be completed for each Contract as discussed below.

1.3
Attached to the Sample Form of Agreement is an Appendix 1 which refers to various Clauses included in the General Conditions of Contract. Such Clauses are drafted in a manner that each individual Operating Company or Main Contractor can include its own requirements for matters such as insurances etc. in the Appendix.

It is clearly essential that as far as possible, the information listed in Appendix 1 is supplied to tenderers as part of the invitation to tender documents, in order that tenderers may price the requirements of the Company.

All outstanding information, including the names of the Contractor Representative, the Contractor’s address to which notices are to be sent, etc. must be completed and included in any signed Contract.

1.4
The General Conditions of Contract may be supplemented by Special Conditions as provided for in the Sample Form of Agreement. Such Special Conditions should include any additional matters for a specific contract which are not dealt with in the General Conditions. In addition the Special Conditions may modify or delete certain Clauses included in the General Conditions, but it is hoped that Operating Companies and Main Contractors will only modify the General Conditions when such modifications are considered to be essential.

1.5	Included in Appendix 1 are two important entries which define the period of the Contract. These are the Effective Date of Commencement of the Contract and the duration of the Contract.

Users may add any additional important dates for a particular contract in Section 11(b) - Special Conditions of Contract.

1.6	The whole of the contract document has been drafted with the aim of keeping the wording as simple and short as reasonably possible but comprehensive.

1.7
In the preparation of the General Conditions of Contract, no attempt has been made to comply fully with the relevant provisions of the Housing Grants, Construction and Regeneration Act 1996 since it appears that such provisions do not apply to the types of work which it is anticipated will be carried out under the various Model Contracts.

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If however any such Contracts are to be used for types of work which are covered by the Act, modifications will be necessary by the way of Special Conditions in order to meet the relevant requirements of the Act, failing which the "Scheme for Construction Contracts" published in relation to the Act will apply to any such Contracts,

1.8
When issuing invitation to tender documents it is anticipated that the General Conditions of Contract will not be included in such documents but will be incorporated by reference in resulting contracts and simply referred to in tender documents.

2.	Comments on Specific Clauses included in the General Conditions of Contract.

2.1	Clause 1 - Definitions Clause 1.1 - 'Affiliate'
A general definition is included in Clause 1.1 but users should review this Clause and amend as necessary in the Special Conditions to take into account their own particular corporate structure, should the general definition be unsuitable.

In addition to changes required in relation to the corporate structure of the Company, an additional definition may be required for the Contractor. For example, in the case of a Joint Venture Company, which may well have no Affiliates, the Joint Venture Partners and their Affiliates may have to be taken into account.

Clause 1.6 - 'Contractor Group'
Clause 1.6 defines the "Contractor Group" as including not only the first tier Subcontractors but also those subcontractors of any tier who are performing the Work at the offshore worksite or any wellsite. It does not include subcontractors who are working elsewhere or are purely suppliers of equipment or materials.

2.2	Clause 4 - Contractor’s General Obligations Clause 4.5(b)
This clause provides that any supplies to the Company which are intended to be covered by warranty which is restricted to compliance with specifications in the Contract must be specified in Section IV - Scope of Work.

2.3	Clause 6 - Contractor to Inform Itself
This Clause provides that generally the Contractor has satisfied itself concerning all of its obligations and the conditions under which the Work is to be performed.

The Contractor is required to check information, the Company is required to resolve errors and thereafter the Contractor may rely on Technical Information.

2.4	Clause 8 - Assignment and Subcontracting Clause 8.1 - Assignment
Although this Clause gives the Company wide powers to assign the Contract, it is possible that some Operating Company Joint Operating Agreements will require even wider powers in which case this Clause should be amended in the Special Conditions.

Clause 8.2 - Subcontracting.
It is considered that generally, if substantial parts of the Work are to be subcontracted, such arrangements should be discussed before signature of the Contract and, wherever possible named subcontractors should be listed in the Contract itself. If that is not done however. Clause 8,2 will still provide reasonable powers for the Company in relation to the award of such subcontracts.

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2.5	Clause 10 - Defective Performance

The Notification Period to be specified in Appendix 1 will vary depending on the type of well service and when any defect is likely to be discovered. The period will also need to reflect the timing of completion of that part of the Work in relation to when the Contractor is due to demobilise and in particular, if the Work is to be performed on a mobile drilling rig, when the rig is due to demobilise.

Provision is included for a limitation of Contractor’s liability for the Company’s costs in connection with defective work. In deciding this limit, consideration should be given to the possibility that the Company will have the defective work performed by another contractor, the cost of which may be higher than the original Contractor. However this position would be unknown at the time of agreeing the conditions of contract.

2.6	Clause 11 - Variations

Clause 11.1 gives the Company wide powers to vary the Work as long as the change is 'within the capability and resources of the Contractor'. Clearly anything else would be unreasonable in a service contract.

Clause 11.2 provides for valuation of varied Work either at appropriate rates included in the Contract or, in the absence of any such rates, that a fair valuation is to be made.

2-7	Clause 12 - Force Majeure

Clause 12.2 defines Force Majeure for the purposes of the Contract in order to ensure a proper understanding of the term.

2.8	Clause 13 - Suspension

Clause 13.4 provides that unless a suspension results from some default on the part of the Contractor, the Contract Price shall be adjusted in accordance with the relevant provisions of Section III - Remuneration. It is therefore necessary that such payment section includes appropriate rates for suspension. This must be decided specifically for each Contract. If no provision were made in this respect a ‘fair valuation’ would be due under Clause 11.2.

Clause 13.5 provides that where suspension results from some default on the part of the Contractor, the Company is entitled to recover its own additional costs in respect thereof. However, the Contractor’s liability for this exposure may be limited to the amount specified in Appendix 1 to the Form of Agreement.

2.9	Clause 14 - Terms of Payment

Clause 14.2 emphasises the normal position that the rates and prices in the Contract are deemed to include for eveiything that the Contractor must supply or do, unless the Contract specifically states to the contrary. Accordingly statements to the effect that the Contractor shall cariy out a particular operation at his own cost are not included elsewhere in the General Conditions since that is the normal position. This Clause does however include a general statement that certain remedial work will be carried out at the cost of the Contractor. In fully reimbursable contracts where it is the intention to pay for rework etc., that must be specifically addressed in Section III - Remuneration in such a way as to override this particular provision.

Clause 14.4 deals with Value Added Tax and states that VAT should be added to the Contract Price as appropriate. Accordingly all rates and prices included in the Contract should be quoted without any inclusion for VAT and the Invitation to Tender documents and Section III - Remuneration should make this very clear.

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Clause 14.9 provides for interest to be paid for late payment of invoices. The Late Payment of Commercial Debts (Interest) Act came into effect on 1 November 1998 which gives certain businesses the statutory right to claim interest for late payment of its invoices at bank base rate plus a suggested 8% per annum. Appendix 1 allows for the percentage over the base rate to be specified in each contract to cater, for instance, for flexible arrangements in terms of delivery on the part of the Contractor which might be offset against a beneficial credit period / interest rate on the part of the Company. The default position is 3%. However, it is important to ensure that the amount of interest remains 'substantial* in the eyes of the Court who at a later date may consider it insufficient to reflect the intent of the legislation.

Clause 14.11 includes for the purposes of the Contract, a definition of the word 'costs' in respect of Clauses which provide for the recovery of 'costs'.

2.10	Clause 15 - Taxes and Taxation Exemption Certificates

Clause 15.4 deals with 'Construction Activities' as specified in Section 567 (2) Income and Corporation Taxes Act 1988. The standard reflects the legislation which came into effect on 1st August 1999.

2.11	Clause 16 - Ownership

Clause 16.4 It is intended that the parties should agree the system compatibility requirement before entering into the contract.

Clause 16.5 it is not intended to vest title in the Company of reports, test results and charts that relate to the performance, functionality or efficiency of the Contractor's equipment, materials and personnel, or techniques utilised by the Contractor.

2.12	Clause 17 - Patents and Other Proprietary Rights

Clause 17.2 provides that where any potential patent or registrable right results from developments by the Contractor Group prior to the Contract or outside the Contract or enhancements to existing intellectual property rights of the Contractor Group then such rights shall vest in the Contractor Group.

Clause 17.3 provides that where any potential patent or registrable right results from developments by the Company Group prior to the Contract or outside the Contract or enhancements to existing property rights of the Company Group then such rights will vest in the Company Group.

Clause 17.4 provides that where a potential patent or registrable right results from the Work, the rights will vest in either the Company or the Contractor or jointly between the parties as specified in Appendix 1.

2.13	Clause 18 - Laws and Regulations

Clause 18.2 provides that the Contractor shall obtain all licences etc. required for the performance of the Work other than those which can only be obtained legally by the Company.

In any particular case it may be necessary to specify in the Special Conditions of Contract, precisely what licences etc. will be obtained by the Company.

Clause 18.3 deals with changes in laws etc. and specifies that the Contractor's entitlement to reimbursement for any additional cost, which may result from such changes, is as set out in Section III - Remuneration. Accordingly Section III should address any specific areas, such as changes in safety legislation requiring changes to vessels etc., where some specified payment is to be made.

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2.14	Clause 19 - Indemnities

Generally this Clause includes reciprocal indemnities in respect of property and personnel of the Company Group and the Contractor Group and third parties (as defined in Clause 19.1(c)). There are however exceptions in relation to property of the Company Group in that the indemnity included in Clause 19.2(a) is limited to property at the 'Worksite'.

'Worksite' is as defined in Clause 1.14 and includes the area within the approved anchor pattern of any vessels used by the Contractor for the Work. Any restrictions on such anchor patterns for third party or Company Group property should be included in the Contract.

The Clause has been drafted for the general case where the Company Group owns all property at the Worksite likely to be affected by the Contractor.

In cases where all such property is not owned by the Company Group, the Company should be prepared to inform the Contractor of exact details of ownership together with indemnities given in respect of third party property. By agreement between the parties Clause 19.2(d) is intended to establish indemnities in favour of Contractor in the event of damage to such property. A risk to be considered will be consequential losses arising from damage to third party property. Care must be taken in defining the categories of loss included.

As discussed above, the indemnity in Clause 19.2(a) is in respect of Company Group property. Some Operating Company Joint Operating Agreements may not allow the operator to give such indemnities in respect of Co-Venturer's property. It is suggested that, in such cases, separate agreements should be obtained from the Co-Venturers to the use of that Clause since it is considered to be unreasonable to give anything less in the way of indemnity.

The reciprocal indemnities between the Company and the Contractor relate only to the parties included in the Company and Contractor Groups as defined in Clauses 1.2 and 1.6.

For the purposes of Clauses 19.1 (c) and 19.2 (c), Third Parties' are defined as any party who is not a member of the Company or Contractor Groups.

Under Clause 19.4, the Contractor's liability resulting from certain categories of pollution may be limited to amount(s) set out in Appendix I to the Form of Agreement.

Under Clause 19.10, the Contractor's liability resulting from the use of radioactive tools may be limited to an amount set out in Appendix I to the Form of Agreement.

Clause 19.13 makes provision for a mutual waiver and indemnity arrangement to be set up for all contractors of the Company engaged to work at the offshore Worksite whereby all such contractors indemnify each other for their respective loss or damage to their property, injury or death to their personnel and their consequential losses. The Clause has been drafted in such a way as it can be lifted' out of this model contract and inserted into all other relevant Company contracts for work offshore.

Taking the above into account, in order that liabilities may be properly defined and insurance costs may be minimised, consideration should be given to the following when preparing contracts;

(a)
Where the Company has obtained an indemnity from a third party, such as another Operating Company, in respect of items of its property affected by the Work, such agreement should specify that the indemnity extends to the Contractor Group. The Company should disclose to the Contractor details of such indemnity.

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(b)
Where an indemnity of the type discussed in (a) only commences above a specified value, insurance for claims up to such amount must be considered. If the Contractor is to insure such risk, clearly it must pass the cost back to the Company.

(c)	Similarly, where the Company leases substantial items, every effort should he made to include the Contractor Group in any indemnity given to the Company in respect of such property.

(d)
As an alternative to Clause 19.13, on Worksites where a number of contractors will be working in close proximity to each other, (for example a maintenance contractor on a platform where the Contractor is to install a new fabrication or, in the case of an FPSO, contractors engaged in subsea work), consideration should be given both by the Company and by the various contractors involved, to the use of a stand alone mutual hold harmless agreement, signed by all the relevant parties. By the use of a suitable document the parties can define their obligations to each other in respect of a particular project, thereby simplifying insurance arrangements and minimising costs.

2.15	Clause 20 - Insurance by Contractor

The insurances required under the provisions of this Clause will vaiy depending on the workscope of each particular contract and this is recognised by the opening paragraph of Clause 20.2. The exact values of insurances required by the Company must be specified in Appendix 1 as discussed above.

Clause 20.4 requires that Subcontractors carry appropriate levels of insurance as may be relevant to their work.

2.16	Clause 21 - Consequential Loss

Since there is no generally recognised meaning of the expression "Consequential Loss" under English Law, such term is defined for the purpose of this Clause.

The second paragraph is drafted in the form of an indemnity since the exclusions of liability in respect of Consequential Loss apply between the Company Group (Company where appropriate) and the Contractor Group and not simply between the Company and the Contractor.

As with other indemnities discussed under that Clause, some Joint Operating Agreements may not permit the Operating Company to give the indemnities included in this Clause on behalf of its Co-Venturers. It is suggested in any such cases that separate agreements should be obtained from Co-Venturers to the use of this Clause since it is considered to be unreasonable to give anything less in the way of an indemnity.

2.17	Clause 23 - Termination

Section III - Remuneration should include full details of any termination fees or similar to be paid in the event of termination to suit the convenience of the Company, as described in Clause 23.3.

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The Clause does allow the alternative of agreeing such fees at the time of termination but it is strongly recommended that any such fees should be included in the Contract. Clause 23 includes for both termination of part or all of the work or termination of the Contract. Accordingly a 'continuing 'obligations' Clause - Clause 23.7 - is included to cover all possibilities. In the event of termination of all or part of the Work the whole Contract remains in full force and effect. In the event of termination of the Contract however only certain obligations are specified to remain (please see Clause 23.7(a)). If important Clauses are included in any Special Conditions of Contract, it may be a requirement that such Clauses remain in being after termination of the Contract and these must be listed in Appendix 1 as provided for in Clause 26.7(a)(iii).

Clauses 23.5 and 23.6(c) provide that where termination results from default by the Contractor, the Company is entitled to recover its additional costs in this connection. Appendix 1 allows for the Contractor's liability for these costs under each of these clauses to be subject to a specified limit.

Clause 23.8 provides that where suspension leads to termination due to the default of the Contractor, the Contractor's liability for the Company's additional costs may be limited to an amount specified in Appendix 1.

2.18	Clause 28 - Resolution of Disputes

This Clause assumes that, in the event that the parties cannot settle any disputes that may arise, their final recourse is to the Courts.

It is recognised however that other methods of finally resolving disputes may be appropriate in certain cases.

2.19	Clause 29 - Contracts [Rights of Third Parties) Act

The Contracts (Rights of Third Parties) Act 1999 applies to all contracts with an effective date of commencement of 11 May 2000 or later unless specified otherwise. This clause provides that only those rights of third parties referred under the provisions of Clause 17 - Patents and Proprietary Rights, Clause 19 - Indemnities, Clause 20 - Insurance by Contractor and Clause 21 - Consequential Loss shall be enforceable under the Act.

2.20	Clause 30 - Customs Procedures

In view of the new regulations introduced by HM Customs and Excise on 1 January 2001, it is recommended that advice be sought by the respective parties on the procedures to be employed under the Contract.

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